Free Writing Prospectus (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated March 1, 2010)	Filed Pursuant to Rule 433 Registration No. 333-145845 June 8, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: June 30, 2010

•	Initial valuation date: June 25, 2010

•	Final valuation date: December 27, 2010

•	Maturity date: December 30, 2010

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Pro- tection Level	Percen- tage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percen- tage Discount or Commis- sion**	Aggregate Discount or Commis- sion**	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-10	AA	TBD	12.50%	75.0%	TBD	TBD	TBD	TBD	E-5532	06740LZB4/ US06740LZB43
Apple Inc.	TBD	FWP-12	AAPL	TBD	8.75%	80.0%	TBD	TBD	TBD	TBD	E-5533	06740LZC2/ US06740LZC26
Arch Coal, Inc.	TBD	FWP-14	ACI	TBD	13.50%	75.0%	TBD	TBD	TBD	TBD	E-5534	06740LZD0/ US06740LZD09
The AES Corporation	TBD	FWP-16	AES	TBD	11.00%	80.0%	TBD	TBD	TBD	TBD	E-5535	06740LZE8/ US06740LZE81
Akamai Technologies, Inc.	TBD	FWP-18	AKAM	TBD	12.40%	75.0%	TBD	TBD	TBD	TBD	E-5536	06740LZF5/ US06740LZF56
Amylin Pharmaceuticals, Inc	TBD	FWP-20	AMLN	TBD	17.50%	65.0%	TBD	TBD	TBD	TBD	E-5537	06740LZG3/ US06740LZG30
Amazon.com, Inc.	TBD	FWP-22	AMZN	TBD	9.40%	80.0%	TBD	TBD	TBD	TBD	E-5538	06740LZH1/ US06740LZH13
Anadarko Petroleum Corporation	TBD	FWP-24	APC	TBD	16.70%	70.0%	TBD	TBD	TBD	TBD	E-5539	06740LZJ7/ US06740LZJ78
American Express Company	TBD	FWP-26	AXP	TBD	10.50%	80.0%	TBD	TBD	TBD	TBD	E-5540	06740LZK4/ US06740LZK42
Bank of America Corporation	TBD	FWP-28	BAC	TBD	10.30%	80.0%	TBD	TBD	TBD	TBD	E-5541	06740LZL2/ US06740LZL25
Banco Bradesco S.A. (American depositary shares)	TBD	FWP-30	BBD	TBD	9.30%	80.0%	TBD	TBD	TBD	TBD	E-5542	06740LZM0/ US06740LZM08
Baidu, Inc. (American depositary shares	TBD	FWP-32	BIDU	TBD	15.00%	75.0%	TBD	TBD	TBD	TBD	E-5543	06740LZN8/ US06740LZN80
The Bank of New York Mellon Corporation	TBD	FWP-34	BK	TBD	8.00%	80.0%	TBD	TBD	TBD	TBD	E-5544	06740LZP3/ US06740LZP39
Peabody Energy Corporation	TBD	FWP-36	BTU	TBD	13.20%	75.0%	TBD	TBD	TBD	TBD	E-5545	06740LZQ1/ US06740LZQ12
Bucyrus International, Inc.	TBD	FWP-38	BUCY	TBD	12.50%	65.0%	TBD	TBD	TBD	TBD	E-5546	06740LZR9/ US06740LZR94
Borgwarner Inc.	TBD	FWP-40	BWA	TBD	9.00%	80.0%	TBD	TBD	TBD	TBD	E-5547	06740LZS7/ US06740LZS77
Caterpillar Inc.	TBD	FWP-42	CAT	TBD	8.50%	80.0%	TBD	TBD	TBD	TBD	E-5548	06740LZT5/ US06740LZT50
Chesapeake Energy Corporation	TBD	FWP-44	CHK	TBD	8.90%	80.0%	TBD	TBD	TBD	TBD	E-5549	06740LZU2/ US06740LZU24
Delta Airlines, Inc.	TBD	FWP-46	DAL	TBD	15.00%	65.0%	TBD	TBD	TBD	TBD	E-5550	06740LZV0/ US06740LZV07
Deere & Co.	TBD	FWP-48	DE	TBD	8.30%	80.0%	TBD	TBD	TBD	TBD	E-5551	06740LZW8/ US06740LZW89
Dell Inc.	TBD	FWP-50	DELL	TBD	7.50%	80.0%	TBD	TBD	TBD	TBD	E-5552	06740LZX6/ US06740LZX62
Dean Foods Company	TBD	FWP-52	DF	TBD	11.50%	75.0%	TBD	TBD	TBD	TBD	E-5553	06740LZY4/ US06740LZY46
El Paso Corp.	TBD	FWP-54	EP	TBD	8.70%	80.0%	TBD	TBD	TBD	TBD	E-5554	06740LZZ1/ US06740LZZ11
Electronic Arts Inc.	TBD	FWP-56	ERTS	TBD	8.50%	80.0%	TBD	TBD	TBD	TBD	E-5555	06740L3J2/ US06740L3J25
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-58	FCX	TBD	9.70%	75.0%	TBD	TBD	TBD	TBD	E-5556	06740L3K9/ US06740L3K97
Fifth Third Bancorp	TBD	FWP-60	FITB	TBD	12.30%	70.0%	TBD	TBD	TBD	TBD	E-5557	06740L3L7/ US06740L3L70
Fluor Corporation	TBD	FWP-62	FLR	TBD	8.70%	80.0%	TBD	TBD	TBD	TBD	E-5558	06740L3M5/ US06740L3M53
GameStop Corp. (Class A)	TBD	FWP-64	GME	TBD	9.50%	80.0%	TBD	TBD	TBD	TBD	E-5559	06740L3N3/ US06740L3N37
Genworth Financial, Inc. (Class A)	TBD	FWP-66	GNW	TBD	13.50%	65.0%	TBD	TBD	TBD	TBD	E-5560	06740L3P8/ US06740L3P84
Halliburton Company	TBD	FWP-68	HAL	TBD	12.00%	75.0%	TBD	TBD	TBD	TBD	E-5561	06740L3Q6/ US06740L3Q67
The Hartford Financial Services Group, Inc.	TBD	FWP-70	HIG	TBD	12.50%	75.0%	TBD	TBD	TBD	TBD	E-5562	06740L3R4/ US06740L3R41
Starwood Hotels & Resorts Worldwide, Inc.	TBD	FWP-72	HOT	TBD	10.20%	75.0%	TBD	TBD	TBD	TBD	E-5563	06740L3S2/ US06740L3S24
IAMGOLD Corporation	TBD	FWP-74	IAG	TBD	13.40%	75.0%	TBD	TBD	TBD	TBD	E-5564	06740L3T0/ US06740L3T07
Itau Unibanco Holding S.A.	TBD	FWP-76	ITUB	TBD	9.30%	75.0%	TBD	TBD	TBD	TBD	E-5565	06740L3U7/ US06740L3U79
Invesco Ltd.	TBD	FWP-78	IVZ	TBD	12.70%	75.0%	TBD	TBD	TBD	TBD	E-5566	06740L3V5/ US06740L3V52
KeyCorp	TBD	FWP-80	KEY	TBD	14.00%	75.0%	TBD	TBD	TBD	TBD	E-5567	06740L3W3/ US06740L3W36
Lincoln National Corp.	TBD	FWP-82	LNC	TBD	12.40%	70.0%	TBD	TBD	TBD	TBD	E-5568	06740L3X1/ US06740L3X19
Limited Brands, Inc.	TBD	FWP-84	LTD	TBD	9.40%	80.0%	TBD	TBD	TBD	TBD	E-5569	06740L3Y9/ US06740L3Y91
Las Vegas Sands Corp.	TBD	FWP-86	LVS	TBD	18.50%	65.0%	TBD	TBD	TBD	TBD	E-5570	06740L3Z6/ US06740L3Z66
MetLife, Inc.	TBD	FWP-88	MET	TBD	9.50%	75.0%	TBD	TBD	TBD	TBD	E-5571	06740L4A0/ US06740L4A07
Melco Crown Entertainment Limited	TBD	FWP-90	MPEL	TBD	13.70%	65.0%	TBD	TBD	TBD	TBD	E-5572	06740L4B8/ US06740L4B89
Netflix, Inc.	TBD	FWP-92	NFLX	TBD	14.50%	65.0%	TBD	TBD	TBD	TBD	E-5573	06740L4C6/ US06740L4C62
NVIDIA Corporation	TBD	FWP-94	NVDA	TBD	10.70%	75.0%	TBD	TBD	TBD	TBD	E-5574	06740L4D4/ US06740L4D46
News Corporation (Class A)	TBD	FWP-96	NWSA	TBD	8.70%	75.0%	TBD	TBD	TBD	TBD	E-5575	06740L4E2/ US06740L4E29
Office Depot, Inc.	TBD	FWP-98	ODP	TBD	9.60%	65.0%	TBD	TBD	TBD	TBD	E-5576	06740L4F9/ US06740L4F93
Prudential Financial, Inc.	TBD	FWP-100	PRU	TBD	9.20%	75.0%	TBD	TBD	TBD	TBD	E-5577	06740L4G7/ US06740L4G76
Pioneer Natural Resources Company	TBD	FWP-102	PXD	TBD	9.00%	75.0%	TBD	TBD	TBD	TBD	E-5578	06740L4H5/ US06740L4H59
Plains Exploration & Production Company	TBD	FWP-104	PXP	TBD	9.30%	65.0%	TBD	TBD	TBD	TBD	E-5579	06740L4J1/ US06740L4J16
Smith International, Inc.	TBD	FWP-106	SII	TBD	9.50%	70.0%	TBD	TBD	TBD	TBD	E-5580	06740L4K8/ US06740L4K88
Silver Wheaton Corp.	TBD	FWP-108	SLW	TBD	9.50%	70.0%	TBD	TBD	TBD	TBD	E-5581	06740L4L6/ US06740L4L61
SanDisk Corporation	TBD	FWP-110	SNDK	TBD	12.10%	65.0%	TBD	TBD	TBD	TBD	E-5582	06740L4M4/ US06740L4M45
SunPower Corporation (Class A)	TBD	FWP-112	SPWRA	TBD	13.20%	65.0%	TBD	TBD	TBD	TBD	E-5583	06740L4N2/ US06740L4N28
Suncor Energy Inc.	TBD	FWP-114	SU	TBD	9.50%	80.0%	TBD	TBD	TBD	TBD	E-5584	06740L4P7/ US06740L4P75
Sunoco, Inc.	TBD	FWP-116	SUN	TBD	10.20%	80.0%	TBD	TBD	TBD	TBD	E-5585	06740L4Q5/ US06740L4Q58
Titanium Metals Corporation	TBD	FWP-118	TIE	TBD	10.20%	65.0%	TBD	TBD	TBD	TBD	E-5586	06740L4R3/ US06740L4R32
Textron Inc.	TBD	FWP-120	TXT	TBD	10.10%	65.0%	TBD	TBD	TBD	TBD	E-5587	06740L4S1/ US06740L4S15
USG Corporation	TBD	FWP-122	USG	TBD	14.00%	65.0%	TBD	TBD	TBD	TBD	E-5588	06740L4T9/ US06740L4T97
Whole Foods Market, Inc.	TBD	FWP-124	WFMI	TBD	10.00%	80.0%	TBD	TBD	TBD	TBD	E-5589	06740L4U6/ US06740L4U60
Walter Energy, Inc.	TBD	FWP-126	WLT	TBD	12.70%	65.0%	TBD	TBD	TBD	TBD	E-5590	06740L4V4/ US06740L4V44
Williams-Sonoma, Inc.	TBD	FWP-128	WSM	TBD	9.00%	65.0%	TBD	TBD	TBD	TBD	E-5591	06740L4W2/ US06740L4W27
Wynn Resorts, Limited	TBD	FWP-130	WYNN	TBD	10.30%	65.0%	TBD	TBD	TBD	TBD	E-5592	06740L4Y8/ US06740L4Y82
United States Steel Corporation	TBD	FWP-132	X	TBD	10.30%	65.0%	TBD	TBD	TBD	TBD	E-5593	06740L4Z5/ US06740L4Z57
Zions Bancorporation	TBD	FWP-134	ZION	TBD	11.80%	65.0%	TBD	TBD	TBD	TBD	E-5594	06740L5A9/ US06740L5A97

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to TBD% of the principal amount of the notes, or $TBD per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated March 1, 2010, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement, the pricing supplement and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

FWP-2

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

FWP-3

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S.

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federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The

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summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of the related pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. The Agent will commit to take and pay for all of the Notes, if any are taken.

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Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2009, the Company was operating in 31 countries. North America is the largest market with 52% of the Company’s revenues. Europe is also a significant market with 27% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
March 31, 2010	$17.60	$12.26	$14.24
June 3, 2010*	$15.15	$10.56	$11.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $11.37

Protection level: 75.00%

Protection price: $8.53

Physical delivery amount: 87($1,000/Initial price)

Fractional shares: 0.950748

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.10% per annum

Coupon amount monthly: $10.42

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.55%
+ 90%	6.25%		90.55%
+ 80%	6.25%		80.55%
+ 70%	6.25%		70.55%
+ 60%	6.25%		60.55%
+ 50%	6.25%		50.55%
+ 40%	6.25%		40.55%
+ 30%	6.25%		30.55%
+ 20%	6.25%		20.55%
+ 10%	6.25%		10.55%
+ 5%	6.25%		5.55%

0%	6.25%		0.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.45%
- 10%	6.25%	-3.75%	-9.45%
- 20%	6.25%	-13.75%	-19.45%
- 30%	N/A	-23.75%	-29.45%
- 40%	N/A	-33.75%	-39.45%
- 50%	N/A	-43.75%	-49.45%
- 60%	N/A	-53.75%	-59.45%
- 70%	N/A	-63.75%	-69.45%
- 80%	N/A	-73.75%	-79.45%
- 90%	N/A	-83.75%	-89.45%
- 100%	N/A	-93.75%	-99.45%

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Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
June 3, 2010*	$272.46	$199.35	$263.40

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $263.40

Protection level: 80.00%

Protection price: $210.72

Physical delivery amount: 3($1,000/Initial price)

Fractional shares: 0.796507

Coupon: 8.75% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.29

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.375%		100.00%
+ 90%	4.375%		90.00%
+ 80%	4.375%		80.00%
+ 70%	4.375%		70.00%
+ 60%	4.375%		60.00%
+ 50%	4.375%		50.00%
+ 40%	4.375%		40.00%
+ 30%	4.375%		30.00%
+ 20%	4.375%		20.00%
+ 10%	4.375%		10.00%
+ 5%	4.375%		5.00%

0%	4.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.625%	-5.00%
- 10%	4.375%	-5.625%	-10.00%
- 20%	4.375%	-15.625%	-20.00%
- 30%	N/A	-25.625%	-30.00%
- 40%	N/A	-35.625%	-40.00%
- 50%	N/A	-45.625%	-50.00%
- 60%	N/A	-55.625%	-60.00%
- 70%	N/A	-65.625%	-70.00%
- 80%	N/A	-75.625%	-80.00%
- 90%	N/A	-85.625%	-90.00%
- 100%	N/A	-95.625%	-100.00%

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2009, the company operated 19 active mines located in each of the major low-sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to power plants, steel mills and industrial facilities. For the year ended December 31, 2009, the Company sold approximately 126.1 million tons of coal, including approximately 7.5 million tons of coal purchased from third parties, fueling approximately 12.7% of all electricity generated in the United States. The locations of its mines enable the Company to ship coal to most of the major coal-fueled power plants in the United States.

The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
March 31, 2008	$56.14	$32.98	$43.50
June 30, 2008	$77.38	$41.25	$75.03
September 30, 2008	$75.37	$27.91	$32.89
December 31, 2008	$32.58	$10.43	$16.29
March 31, 2009	$20.62	$11.77	$13.37
June 30, 2009	$19.94	$12.53	$15.37
September 30, 2009	$24.00	$13.01	$22.13
December 31, 2009	$25.86	$19.42	$22.25
March 31, 2010	$28.14	$20.07	$22.85
June 3, 2010*	$28.51	$19.26	$22.35

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $22.35

Protection level: 75.00%

Protection price: $16.76

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.742729

Coupon: 13.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.74% per annum

Coupon amount monthly: $11.25

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.87%
+ 90%	6.75%		90.87%
+ 80%	6.75%		80.87%
+ 70%	6.75%		70.87%
+ 60%	6.75%		60.87%
+ 50%	6.75%		50.87%
+ 40%	6.75%		40.87%
+ 30%	6.75%		30.87%
+ 20%	6.75%		20.87%
+ 10%	6.75%		10.87%
+ 5%	6.75%		5.87%

0%	6.75%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-4.13%
- 10%	6.75%	-3.25%	-9.13%
- 20%	6.75%	-13.25%	-19.13%
- 30%	N/A	-23.25%	-29.13%
- 40%	N/A	-33.25%	-39.13%
- 50%	N/A	-43.25%	-49.13%
- 60%	N/A	-53.25%	-59.13%
- 70%	N/A	-63.25%	-69.13%
- 80%	N/A	-73.25%	-79.13%
- 90%	N/A	-83.25%	-89.13%
- 100%	N/A	-93.25%	-99.13%

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The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power company. The Company owns a portfolio of electricity generation and distribution businesses on five continents in 29 countries, with total capacity of approximately 40,300 Megawatts and distribution networks serving over 11 million people as of December 31, 2009. The Company’s global workforce consists of 27,000 people providing electricity to people in diverse markets ranging from urban centers in the United States to remote villages in India. The Company was incorporated in Delaware in 1981.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
December 31, 2009	$15.44	$12.50	$13.31
March 31, 2010	$14.24	$10.73	$11.00
June 3, 2010*	$12.46	$8.95	$9.99

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $9.99

Protection level: 80.00%

Protection price: $7.99

Physical delivery amount: 100($1,000/Initial price)

Fractional shares: 0.100100

Coupon: 11.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.17

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

FWP-14

Akamai Technologies, Inc.

According to publicly available information, Akamai Technologies, Inc. (the “Company”) provides services for accelerating and improving the delivery of content and applications over the internet, ranging from live and on-demand streaming video capabilities to conventional content on websites to tools that help people transact business and reach out to new and existing customers. The Company’s solutions are designed to help companies, government agencies and other enterprises improve communications with people they are trying to reach, enhance their revenue streams and reduce costs by maximizing the performance of their online businesses.

As of December 31, 2009, the Company had a total of approximately 1,750 full-time and part-time employees.

The linked share’s SEC file number is 000-27275.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$18.27	$11.65	$17.95
September 30, 2004	$17.95	$11.90	$14.05
December 31, 2004	$16.50	$11.15	$13.03
March 31, 2005	$13.32	$10.64	$12.73
June 30, 2005	$14.80	$11.14	$13.13
September 30, 2005	$16.00	$13.02	$15.95
December 30, 2005	$22.25	$15.28	$19.93
March 31, 2006	$33.17	$19.57	$32.89
June 30, 2006	$36.94	$27.15	$36.19
September 29, 2006	$50.90	$29.28	$49.99
December 29, 2006	$56.80	$44.77	$53.12
March 30, 2007	$59.68	$46.60	$49.92
June 29, 2007	$56.25	$41.02	$48.64
September 28, 2007	$50.98	$27.75	$28.73
December 31, 2007	$41.45	$28.26	$34.60
March 31, 2008	$36.00	$25.06	$28.16
June 30, 2008	$40.89	$29.02	$34.79
September 30, 2008	$35.72	$14.61	$17.44
December 31, 2008	$17.94	$9.29	$15.09
March 31, 2009	$20.85	$12.31	$19.40
June 30, 2009	$23.55	$18.65	$19.18
September 30, 2009	$21.55	$15.86	$19.68
December 31, 2009	$26.27	$18.00	$25.33
March 31, 2010	$32.46	$24.50	$31.41
June 3, 2010*	$43.50	$31.13	$43.08

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKAM

Initial price: $43.08

Protection level: 75.00%

Protection price: $32.31

Physical delivery amount: 23($1,000/Initial price)

Fractional shares: 0.212628

Coupon: 12.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.33

FWP-15

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.20%		100.00%
+ 90%	6.20%		90.00%
+ 80%	6.20%		80.00%
+ 70%	6.20%		70.00%
+ 60%	6.20%		60.00%
+ 50%	6.20%		50.00%
+ 40%	6.20%		40.00%
+ 30%	6.20%		30.00%
+ 20%	6.20%		20.00%
+ 10%	6.20%		10.00%
+ 5%	6.20%		5.00%

0%	6.20%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.20%	1.20%	-5.00%
- 10%	6.20%	-3.80%	-10.00%
- 20%	6.20%	-13.80%	-20.00%
- 30%	N/A	-23.80%	-30.00%
- 40%	N/A	-33.80%	-40.00%
- 50%	N/A	-43.80%	-50.00%
- 60%	N/A	-53.80%	-60.00%
- 70%	N/A	-63.80%	-70.00%
- 80%	N/A	-73.80%	-80.00%
- 90%	N/A	-83.80%	-90.00%
- 100%	N/A	-93.80%	-100.00%

FWP-16

Amylin Pharmaceuticals, Inc.

According to publicly available information, Amylin Pharmaceuticals, Inc. (the “Company”) is a biopharmaceutical company committed to improving the lives of people with diabetes, obesity and other diseases through the discovery, development and commercialization of innovative medicines. The Company is marketing two first-in-class medicines to treat diabetes, BYETTA® (exenatide) injection and SYMLIN® (pramlintide acetate) injection and the Company is currently seeking approval for exenatide once weekly, an investigational sustained-release medication for type 2 diabetes that is administered only once a week.

The Company’s net product sales of BYETTA were $667.6 million in 2009, $678.5 million in 2008 and $636.0 million in 2007.

The linked share’s SEC file number is: 0-19700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$26.80	$19.69	$22.80
September 30, 2004	$23.25	$16.65	$20.52
December 31, 2004	$24.01	$18.81	$23.36
March 31, 2005	$24.95	$17.15	$17.49
June 30, 2005	$22.55	$14.50	$20.93
September 30, 2005	$35.45	$18.50	$34.79
December 30, 2005	$42.36	$32.63	$39.92
March 31, 2006	$49.08	$35.58	$48.95
June 30, 2006	$49.37	$38.16	$49.37
September 29, 2006	$51.54	$40.76	$44.07
December 29, 2006	$48.48	$35.74	$36.07
March 30, 2007	$42.45	$35.56	$37.36
June 29, 2007	$46.93	$36.91	$41.16
September 28, 2007	$53.25	$40.89	$50.00
December 31, 2007	$51.10	$35.83	$37.00
March 31, 2008	$37.38	$23.80	$29.21
June 30, 2008	$33.21	$25.30	$25.39
September 30, 2008	$35.00	$18.57	$20.22
December 31, 2008	$20.21	$5.50	$10.85
March 31, 2009	$14.12	$7.89	$11.75
June 30, 2009	$14.30	$8.56	$13.50
September 30, 2009	$15.68	$11.73	$13.69
December 31, 2009	$15.62	$11.01	$14.19
March 31, 2010	$23.93	$14.13	$22.49
June 3, 2010*	$24.20	$14.85	$16.95

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMLN

Initial price: $16.95

Protection level: 65.00%

Protection price: $11.02

Physical delivery amount: 58($1,000/Initial price)

Fractional shares: 0.997050

Coupon: 17.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $14.58

FWP-17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.00%
+ 90%	8.75%		90.00%
+ 80%	8.75%		80.00%
+ 70%	8.75%		70.00%
+ 60%	8.75%		60.00%
+ 50%	8.75%		50.00%
+ 40%	8.75%		40.00%
+ 30%	8.75%		30.00%
+ 20%	8.75%		20.00%
+ 10%	8.75%		10.00%
+ 5%	8.75%		5.00%

0%	8.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-5.00%
- 10%	8.75%	-1.25%	-10.00%
- 20%	8.75%	-11.25%	-20.00%
- 30%	8.75%	-21.25%	-30.00%
- 40%	N/A	-31.25%	-40.00%
- 50%	N/A	-41.25%	-50.00%
- 60%	N/A	-51.25%	-60.00%
- 70%	N/A	-61.25%	-70.00%
- 80%	N/A	-71.25%	-80.00%
- 90%	N/A	-81.25%	-90.00%
- 100%	N/A	-91.25%	-100.00%

FWP-18

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company for three primary customer sets: consumers, sellers, and developers. The Company generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. The Company serves its consumers through its retail websites, and focus on selection, price and convenience. The Company offers programs that enable sellers to sell their products on its websites and their own branded websites and to fulfill orders through the Company. The Company serves developers through Amazon Web Services, which provides access to technology infrastructure that developers can use to enable virtually any type of business.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
December 31, 2009	$145.91	$88.27	$134.52
March 31, 2010	$138.19	$113.83	$135.73
June 3, 2010*	$151.09	$117.52	$128.61

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $128.61

Protection level: 80.00%

Protection price: $102.89

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.775445

Coupon: 9.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.83

FWP-19

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.70%		100.00%
+ 90%	4.70%		90.00%
+ 80%	4.70%		80.00%
+ 70%	4.70%		70.00%
+ 60%	4.70%		60.00%
+ 50%	4.70%		50.00%
+ 40%	4.70%		40.00%
+ 30%	4.70%		30.00%
+ 20%	4.70%		20.00%
+ 10%	4.70%		10.00%
+ 5%	4.70%		5.00%

0%	4.70%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.70%	-0.30%	-5.00%
- 10%	4.70%	-5.30%	-10.00%
- 20%	4.70%	-15.30%	-20.00%
- 30%	N/A	-25.30%	-30.00%
- 40%	N/A	-35.30%	-40.00%
- 50%	N/A	-45.30%	-50.00%
- 60%	N/A	-55.30%	-60.00%
- 70%	N/A	-65.30%	-70.00%
- 80%	N/A	-75.30%	-80.00%
- 90%	N/A	-85.30%	-90.00%
- 100%	N/A	-95.30%	-100.00%

FWP-20

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.3 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2009. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
December 31, 2009	$69.37	$55.88	$62.42
March 31, 2010	$73.89	$60.75	$72.83
June 3, 2010*	$75.07	$41.97	$46.06

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $46.06

Protection level: 70.00%

Protection price: $32.24

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.710812

Coupon: 16.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.79% per annum

Coupon amount monthly: $13.92

FWP-21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.35%		100.40%
+ 90%	8.35%		90.40%
+ 80%	8.35%		80.40%
+ 70%	8.35%		70.40%
+ 60%	8.35%		60.40%
+ 50%	8.35%		50.40%
+ 40%	8.35%		40.40%
+ 30%	8.35%		30.40%
+ 20%	8.35%		20.40%
+ 10%	8.35%		10.40%
+ 5%	8.35%		5.40%

0%	8.35%		0.40%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.35%	3.35%	-4.60%
- 10%	8.35%	-1.65%	-9.60%
- 20%	8.35%	-11.65%	-19.60%
- 30%	8.35%	-21.65%	-29.60%
- 40%	N/A	-31.65%	-39.60%
- 50%	N/A	-41.65%	-49.60%
- 60%	N/A	-51.65%	-59.60%
- 70%	N/A	-61.65%	-69.60%
- 80%	N/A	-71.65%	-79.60%
- 90%	N/A	-81.65%	-89.60%
- 100%	N/A	-91.65%	-99.60%

FWP-22

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2009. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 31, 2010	$43.24	$36.60	$41.26
June 3, 2010*	$49.19	$37.60	$40.54

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $40.54

Protection level: 80.00%

Protection price: $32.43

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.666996

Coupon: 10.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.86% per annum

Coupon amount monthly: $8.75

FWP-23

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.93%
+ 90%	5.25%		90.93%
+ 80%	5.25%		80.93%
+ 70%	5.25%		70.93%
+ 60%	5.25%		60.93%
+ 50%	5.25%		50.93%
+ 40%	5.25%		40.93%
+ 30%	5.25%		30.93%
+ 20%	5.25%		20.93%
+ 10%	5.25%		10.93%
+ 5%	5.25%		5.93%

0%	5.25%		0.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.07%
- 10%	5.25%	-4.75%	-9.07%
- 20%	5.25%	-14.75%	-19.07%
- 30%	N/A	-24.75%	-29.07%
- 40%	N/A	-34.75%	-39.07%
- 50%	N/A	-44.75%	-49.07%
- 60%	N/A	-54.75%	-59.07%
- 70%	N/A	-64.75%	-69.07%
- 80%	N/A	-74.75%	-79.07%
- 90%	N/A	-84.75%	-89.07%
- 100%	N/A	-94.75%	-99.07%

FWP-24

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 31, 2010	$18.35	$14.25	$17.85
June 3, 2010*	$19.82	$14.80	$15.81

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $15.81

Protection level: 80.00%

Protection price: $12.65

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.251107

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.26% per annum

Coupon amount monthly: $8.58

FWP-25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		100.13%
+ 90%	5.15%		90.13%
+ 80%	5.15%		80.13%
+ 70%	5.15%		70.13%
+ 60%	5.15%		60.13%
+ 50%	5.15%		50.13%
+ 40%	5.15%		40.13%
+ 30%	5.15%		30.13%
+ 20%	5.15%		20.13%
+ 10%	5.15%		10.13%
+ 5%	5.15%		5.13%

0%	5.15%		0.13%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-4.87%
- 10%	5.15%	-4.85%	-9.87%
- 20%	5.15%	-14.85%	-19.87%
- 30%	N/A	-24.85%	-29.87%
- 40%	N/A	-34.85%	-39.87%
- 50%	N/A	-44.85%	-49.87%
- 60%	N/A	-54.85%	-59.87%
- 70%	N/A	-64.85%	-69.87%
- 80%	N/A	-74.85%	-79.87%
- 90%	N/A	-84.85%	-89.87%
- 100%	N/A	-94.85%	-99.87%

FWP-26

Banco Bradesco S.A.

According to publicly available information, Banco Bradesco S.A. (the “Company”), is one of the largest private-sector (non-government-controlled) banks in Brazil in terms of total assets. The Company provides a wide range of banking and financial products and services in Brazil and abroad to individuals, small to mid-sized companies and major local and international corporations and institutions. The Company has an extensive private-sector branch and service network in Brazil, permitting it to reach a diverse customer base. Its services and products encompass banking operations such as lending and deposit-taking, credit card issuance, consortiums, insurance, leasing, payment collection and processing, pension plans, asset management and brokerage services.

As of December 31, 2008, the Company had R$435.3 billion in total assets.

The SE file number of the linked share (American depositary share) is 1-15250.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$2.53	$1.77	$2.32
September 30, 2004	$2.66	$2.17	$2.66
December 31, 2004	$3.84	$2.67	$3.80
March 31, 2005	$5.10	$3.31	$4.39
June 30, 2005	$5.53	$4.32	$5.36
September 30, 2005	$7.46	$4.83	$7.41
December 30, 2005	$10.72	$6.99	$8.83
March 31, 2006	$13.27	$8.90	$10.88
June 30, 2006	$12.19	$7.48	$9.42
September 29, 2006	$10.53	$8.45	$10.11
December 29, 2006	$12.31	$9.92	$12.23
March 30, 2007	$12.86	$10.42	$12.25
June 29, 2007	$16.06	$11.95	$14.61
September 28, 2007	$17.97	$12.08	$17.80
December 31, 2007	$21.58	$16.40	$19.39
March 31, 2008	$19.92	$14.39	$16.82
June 30, 2008	$22.95	$17.05	$18.60
September 30, 2008	$19.99	$12.09	$14.64
December 31, 2008	$14.80	$6.73	$8.97
March 31, 2009	$10.67	$7.10	$9.00
June 30, 2009	$14.65	$9.00	$13.43
September 30, 2009	$18.36	$11.97	$18.08
December 31, 2009	$20.64	$17.43	$19.88
March 31, 2010	$20.35	$15.64	$18.43
June 3, 2010*	$19.32	$15.17	$16.93

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BBD

Initial price: $16.93

Protection level: 80.00%

Protection price: $13.54

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.066745

Coupon: 9.30% per annum

Maturity: December 30, 2010

Dividend yield: 2.83% per annum

Coupon amount monthly: $7.75

FWP-27

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.65%		101.42%
+ 90%	4.65%		91.42%
+ 80%	4.65%		81.42%
+ 70%	4.65%		71.42%
+ 60%	4.65%		61.42%
+ 50%	4.65%		51.42%
+ 40%	4.65%		41.42%
+ 30%	4.650%		31.42%
+ 20%	4.65%		21.42%
+ 10%	4.65%		11.42%
+ 5%	4.65%		6.42%

0%	4.65%		1.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.65%	-0.35%	-3.58%
- 10%	4.65%	-5.35%	-8.58%
- 20%	4.65%	-15.35%	-18.58%
- 30%	N/A	-25.35%	-28.58%
- 40%	N/A	-35.35%	-38.58%
- 50%	N/A	-45.35%	-48.58%
- 60%	N/A	-55.35%	-58.58%
- 70%	N/A	-65.35%	-68.58%
- 80%	N/A	-75.35%	-78.58%
- 90%	N/A	-85.35%	-88.58%
- 100%	N/A	-95.35%	-98.58%

FWP-28

Baidu, Inc.

According to publicly available information, Baidu, Inc. (the “Company”) is the leading Chinese language Internet search provider. The Company primarily provides Chinese language Internet search services to enable users to find relevant information online, including web pages, news, images and multimedia files, through links provided on the Company’s websites. The Company’s Baidu.com website was the largest website in China and the seventh largest website globally, as measured by user traffic during the three-month period ended December 31, 2009, according to Alexa.com. The Company offers a Chinese language search platform, which consists of the Company’s websites and certain online application software, as well as Baidu Union, which is the Company’s network of third-party websites and software applications.

The Company was incorporated in the Cayman Islands in January 2000. Through the Company’s inception it has conducted its operations primarily through Baidu Online, its wholly owned subsidiary in Beijing, China. In addition the Company has conducted part of its operations through Baidu Netcom, a limited liability company in Beijing, China, which holds the licenses and approvals necessary to operated the Company’s websites and provide inline advertising services. The Company’s principal executive officers are located at 12/F, Ideal International Plaza, No. 58 West-North 4th Ring, Beijing 100080, People’s Republic of China. The telephone number at this address is +86 (10) 8262-1188.

The SEC file number of the linked share (American depositary share) is 000-51469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$15.40	$6.00	$6.40
December 30, 2005	$8.97	$6.01	$6.29
March 31, 2006	$6.99	$4.44	$5.61
June 30, 2006	$9.40	$5.43	$8.25
September 29, 2006	$9.67	$6.79	$8.75
December 29, 2006	$12.87	$8.23	$11.27
March 30, 2007	$13.41	$9.35	$9.66
June 29, 2007	$17.20	$9.28	$16.80
September 28, 2007	$30.44	$16.10	$28.97
December 31, 2007	$42.92	$28.07	$39.04
March 31, 2008	$39.77	$20.12	$23.96
June 30, 2008	$38.29	$24.30	$31.30
September 30, 2008	$35.34	$22.70	$24.82
December 31, 2008	$27.48	$10.05	$13.06
March 31, 2009	$19.77	$10.50	$17.66
June 30, 2009	$31.00	$17.10	$30.11
September 30, 2009	$40.80	$26.80	$39.11
December 31, 2009	$44.33	$35.30	$41.12
March 31, 2010	$62.85	$38.48	$59.70
June 3, 2010*	$82.29	$59.70	$76.71

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIDU

Initial price: $76.71

Protection level: 75.00%

Protection price: $57.53

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.036110

Coupon: 15.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	N/A	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

FWP-30

The Bank of New York Mellon Corporation

According to publicly available information, The Bank of New York Mellon Corporation (the “Company”) was formed on July 1, 2007, when The Bank of New York Company, Inc. and Mellon Financial Corporation merged. The Company is a global financial services company headquartered in New York, New York, with approximately $1.1 trillion in assets under management and $22.1 trillion in assets under custody and administration as of December 31, 2009.

The Company divides its businesses into seven segments: Asset Management; Wealth Management; Asset Servicing; Issuer Services; Clearing and Execution Services; Treasury Services and Other.

The linked share’s SEC file number is: 0-52710.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$35.21	$30.14	$31.25
September 30, 2004	$32.28	$28.88	$30.92
December 31, 2004	$36.14	$30.85	$35.43
March 31, 2005	$35.71	$30.25	$30.79
June 30, 2005	$31.48	$28.55	$30.51
September 30, 2005	$33.53	$30.00	$31.17
December 30, 2005	$35.30	$30.38	$33.76
March 31, 2006	$38.37	$32.94	$38.20
June 30, 2006	$39.07	$32.66	$34.13
September 29, 2006	$38.06	$33.18	$37.38
December 29, 2006	$42.51	$35.26	$41.73
March 30, 2007	$46.07	$39.83	$42.98
June 29, 2007	$45.46	$40.78	$43.93
September 28, 2007	$46.92	$38.31	$44.14
December 31, 2007	$50.26	$42.93	$48.76
March 31, 2008	$49.39	$38.84	$41.73
June 30, 2008	$46.21	$36.92	$37.83
September 30, 2008	$42.00	$21.61	$32.58
December 31, 2008	$36.07	$20.49	$28.33
March 31, 2009	$29.28	$15.70	$28.25
June 30, 2009	$33.60	$23.75	$29.31
September 30, 2009	$31.57	$26.11	$28.99
December 31, 2009	$29.93	$25.80	$27.97
March 31, 2010	$31.46	$26.35	$30.88
June 3, 2010*	$32.65	$26.25	$27.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BK

Initial price: $27.28

Protection level: 80.00%

Protection price: $21.82

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.656891

Coupon: 8.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.38% per annum

Coupon amount monthly: $6.67

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.69%
+ 90%	4.00%		90.69%
+ 80%	4.00%		80.69%
+ 70%	4.00%		70.69%
+ 60%	4.00%		60.69%
+ 50%	4.00%		50.69%
+ 40%	4.00%		40.69%
+ 30%	4.00%		30.69%
+ 20%	4.00%		20.69%
+ 10%	4.00%		10.69%
+ 5%	4.00%		5.69%

0%	4.00%		0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-4.31%
- 10%	4.00%	-6.00%	-9.31%
- 20%	4.00%	-16.00%	-19.31%
- 30%	N/A	-26.00%	-29.31%
- 40%	N/A	-36.00%	-39.31%
- 50%	N/A	-46.00%	-49.31%
- 60%	N/A	-56.00%	-59.31%
- 70%	N/A	-66.00%	-69.31%
- 80%	N/A	-76.00%	-79.31%
- 90%	N/A	-86.00%	-89.31%
- 100%	N/A	-96.00%	-99.31%

FWP-32

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. As of December 31, 2009, the Company sold coal to 345 electricity generating and industrial plants in 23 countries. For 2009, approximately 93% of the Company’s worldwide sales were under long-term coal supply agreements. As of December 31, 2009, the Company had 79 coal supply agreements with customers expiring at various times from 2010 to 2016.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
June 3, 2010*	$50.25	$34.91	$38.46

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $38.46

Protection level: 75.00%

Protection price: $28.85

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.001040

Coupon: 13.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.73% per annum

Coupon amount monthly: $11.00

FWP-33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.37%
+ 90%	6.60%		90.37%
+ 80%	6.60%		80.37%
+ 70%	6.60%		70.37%
+ 60%	6.60%		60.37%
+ 50%	6.60%		50.37%
+ 40%	6.60%		40.37%
+ 30%	6.60%		30.37%
+ 20%	6.60%		20.37%
+ 10%	6.60%		10.37%
+ 5%	6.60%		5.37%

0%	6.60%		0.37%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-4.63%
- 10%	6.60%	-3.40%	-9.63%
- 20%	6.60%	-13.40%	-19.63%
- 30%	N/A	-23.40%	-29.63%
- 40%	N/A	-33.40%	-39.63%
- 50%	N/A	-43.40%	-49.63%
- 60%	N/A	-53.40%	-59.63%
- 70%	N/A	-63.40%	-69.63%
- 80%	N/A	-73.40%	-79.63%
- 90%	N/A	-83.40%	-89.63%
- 100%	N/A	-93.40%	-99.63%

FWP-34

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
June 3, 2010*	$74.16	$45.05	$52.48

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $52.48

Protection level: 65.00%

Protection price: $34.11

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.054878

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.20% per annum

Coupon amount monthly: $10.42

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.10%
+ 90%	6.25%		90.10%
+ 80%	6.25%		80.10%
+ 70%	6.25%		70.10%
+ 60%	6.25%		60.10%
+ 50%	6.25%		50.10%
+ 40%	6.25%		40.10%
+ 30%	6.25%		30.10%
+ 20%	6.25%		20.10%
+ 10%	6.25%		10.10%
+ 5%	6.25%		5.10%

0%	6.25%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.90%
- 10%	6.25%	-3.75%	-9.90%
- 20%	6.25%	-13.75%	-19.90%
- 30%	6.25%	-23.75%	-29.90%
- 40%	N/A	-33.75%	-39.90%
- 50%	N/A	-43.75%	-49.90%
- 60%	N/A	-53.75%	-59.90%
- 70%	N/A	-63.75%	-69.90%
- 80%	N/A	-73.75%	-79.90%
- 90%	N/A	-83.75%	-89.90%
- 100%	N/A	-93.75%	-99.90%

FWP-36

BorgWarner Inc.

According to publicly available information, BorgWarner Inc. (the “Company”) is a Delaware corporation that was incorporated in 1987. The Company is a global supplier of highly engineered automotive systems and components, primarily for powertrain applications. The Company’s products help improved vehicle performance, fuel efficiency, stability, and air quality. The Company reports its results under two reporting segments: Engine and Drivetrain. The Engine group develops and manufactures products to manage engines for fuel efficiency, reduced emissions, and enhanced performance. The Drivetrain group leverages the Company’s expertise in clutching and control systems to enable efficient transmission of engine torque through the vehicle drivetrain and management of torque distribution to the driven wheels.

The linked share’s SEC file number is 001-12162.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$22.54	$19.18	$21.89
September 30, 2004	$24.39	$20.37	$21.65
December 31, 2004	$27.34	$19.75	$27.09
March 31, 2005	$27.25	$24.07	$24.34
June 30, 2005	$28.04	$22.43	$26.84
September 30, 2005	$30.54	$26.71	$28.23
December 30, 2005	$30.87	$26.75	$30.32
March 31, 2006	$30.88	$26.61	$30.02
June 30, 2006	$33.74	$29.24	$32.55
September 29, 2006	$32.68	$25.73	$28.59
December 29, 2006	$30.75	$27.93	$29.51
March 30, 2007	$39.31	$29.02	$37.71
June 29, 2007	$43.43	$36.63	$43.02
September 28, 2007	$48.08	$37.73	$45.77
December 31, 2007	$53.00	$45.94	$48.41
March 31, 2008	$51.39	$40.21	$43.03
June 30, 2008	$55.99	$42.32	$44.38
September 30, 2008	$45.47	$30.82	$32.77
December 31, 2008	$32.67	$15.00	$21.77
March 31, 2009	$25.65	$14.62	$20.30
June 30, 2009	$36.74	$19.42	$34.15
September 30, 2009	$36.07	$28.42	$30.26
December 31, 2009	$34.72	$27.63	$33.22
March 31, 2010	$39.21	$33.43	$38.18
June 3, 2010*	$44.55	$33.93	$39.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BWA

Initial price: $39.97

Protection level: 80.00%

Protection price: $31.98

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.018764

Coupon: 9.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.50

FWP-37

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

FWP-38

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 31, 2009	$61.21	$47.50	$56.99
March 31, 2010	$64.42	$50.50	$62.85
June 3, 2010*	$72.83	$55.74	$61.11

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $61.11

Protection level: 80.00%

Protection price: $48.89

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.363934

Coupon: 8.50% per annum

Maturity: December 30, 2010

Dividend yield: 2.91% per annum

Coupon amount monthly: $7.08

FWP-39

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		101.46%
+ 90%	4.25%		91.46%
+ 80%	4.25%		81.46%
+ 70%	4.25%		71.46%
+ 60%	4.25%		61.46%
+ 50%	4.25%		51.46%
+ 40%	4.25%		41.46%
+ 30%	4.25%		31.46%
+ 20%	4.25%		21.46%
+ 10%	4.25%		11.46%
+ 5%	4.25%		6.46%

0%	4.25%		1.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-3.54%
- 10%	4.25%	-5.75%	-8.54%
- 20%	4.25%	-15.75%	-18.54%
- 30%	N/A	-25.75%	-28.54%
- 40%	N/A	-35.75%	-38.54%
- 50%	N/A	-45.75%	-48.54%
- 60%	N/A	-55.75%	-58.54%
- 70%	N/A	-65.75%	-68.54%
- 80%	N/A	-75.75%	-78.54%
- 90%	N/A	-85.75%	-88.54%
- 100%	N/A	-95.75%	-98.54%

FWP-40

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 44,100 producing oil and natural gas wells that are currently producing approximately 2.4 billion cubic feet equivalent, or bcfe, per day, 93% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2009, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 31, 2010	$29.20	$22.10	$23.64
June 3, 2010*	$24.99	$19.75	$24.86

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $24.86

Protection level: 80.00%

Protection price: $19.89

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.225261

Coupon: 8.90% per annum

Maturity: December 30, 2010

Dividend yield: 1.24% per annum

Coupon amount monthly: $7.42

FWP-41

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.45%		100.62%
+ 90%	4.45%		90.62%
+ 80%	4.45%		80.62%
+ 70%	4.45%		70.62%
+ 60%	4.45%		60.62%
+ 50%	4.45%		50.62%
+ 40%	4.45%		40.62%
+ 30%	4.45%		30.62%
+ 20%	4.45%		20.62%
+ 10%	4.45%		10.62%
+ 5%	4.45%		5.62%

0%	4.45%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.45%	-0.55%	-4.38%
- 10%	4.45%	-5.55%	-9.38%
- 20%	4.45%	-15.55%	-19.38%
- 30%	N/A	-25.55%	-29.38%
- 40%	N/A	-35.55%	-39.38%
- 50%	N/A	-45.55%	-49.38%
- 60%	N/A	-55.55%	-59.38%
- 70%	N/A	-65.55%	-69.38%
- 80%	N/A	-75.55%	-79.38%
- 90%	N/A	-85.55%	-89.38%
- 100%	N/A	-95.55%	-99.38%

FWP-42

Delta Airlines, Inc.

According to publicly available information, Delta Airlines, Inc. (the “Company”) is an airline, providing scheduled air transportation for passengers and cargo throughout the United States and around the world.

In October 2008, a wholly-owned subsidiary of the Company merged with and into Northwest Airlines Corporation (“Northwest”). As a result of this merger, Northwest and its subsidiaries, including Northwest Airlines, Inc. (“NWA”), became the Company’s wholly-owned subsidiaries. On December 31, 2009, NWA merged with and into Delta, ending NWA’s existence as a separate entity. The Company anticipates completing the integration of NWA’s operations into Delta during 2010.

The Company’s global route network gives it a presence in every major domestic and international market. The Company’s route network is centered around the hub system it operates at airports in Atlanta, Cincinnati, Detroit, Memphis, Minneapolis/St. Paul, New York-JFK, Salt Lake City, Paris-Charles de Gaulle, Amsterday and Tokyo-Narita.

The linked share’s SEC file number is 001-05424.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$23.25	$18.02	$19.70
September 28, 2007	$21.80	$14.94	$17.95
December 31, 2007	$21.10	$14.04	$14.89
March 31, 2008	$18.97	$7.94	$8.60
June 30, 2008	$10.75	$4.84	$5.70
September 30, 2008	$10.26	$4.00	$7.45
December 31, 2008	$11.90	$5.11	$11.46
March 31, 2009	$12.65	$3.52	$5.63
June 30, 2009	$8.27	$5.31	$5.79
September 30, 2009	$9.88	$5.56	$8.96
December 31, 2009	$12.08	$6.78	$11.38
March 31, 2010	$14.90	$10.93	$14.59
June 3, 2010*	$14.94	$10.90	$14.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAL

Initial price: $14.28

Protection level: 65.00%

Protection price: $9.28

Physical delivery amount: 70($1,000/Initial price)

Fractional shares: 0.028011

Coupon: 15.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.50

FWP-43

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.50%		100.00%
+ 90%	7.50%		90.00%
+ 80%	7.50%		80.00%
+ 70%	7.50%		70.00%
+ 60%	7.50%		60.00%
+ 50%	7.50%		50.00%
+ 40%	7.50%		40.00%
+ 30%	7.50%		30.00%
+ 20%	7.50%		20.00%
+ 10%	7.50%		10.00%
+ 5%	7.50%		5.00%

0%	7.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.50%	2.50%	-5.00%
- 10%	7.50%	-2.50%	-10.00%
- 20%	7.50%	-12.50%	-20.00%
- 30%	7.50%	-22.50%	-30.00%
- 40%	N/A	-32.50%	-40.00%
- 50%	N/A	-42.50%	-50.00%
- 60%	N/A	-52.50%	-60.00%
- 70%	N/A	-62.50%	-70.00%
- 80%	N/A	-72.50%	-80.00%
- 90%	N/A	-82.50%	-90.00%
- 100%	N/A	-92.50%	-100.00%

FWP-44

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts — including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting — including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 31, 2010	$62.08	$48.34	$59.46
June 3, 2010*	$63.67	$52.77	$59.67

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $59.67

Protection level: 80.00%

Protection price: $47.74

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.758840

Coupon: 8.30% per annum

Maturity: December 30, 2010

Dividend yield: 1.96% per annum

Coupon amount monthly: $6.92

FWP-45

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.15%		100.98%
+ 90%	4.15%		90.98%
+ 80%	4.15%		80.98%
+ 70%	4.15%		70.98%
+ 60%	4.15%		60.98%
+ 50%	4.15%		50.98%
+ 40%	4.15%		40.98%
+ 30%	4.15%		30.98%
+ 20%	4.15%		20.98%
+ 10%	4.15%		10.98%
+ 5%	4.15%		5.98%

0%	4.15%		0.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.15%	-0.85%	-4.02%
- 10%	4.15%	-5.85%	-9.02%
- 20%	4.15%	-15.85%	-19.02%
- 30%	N/A	-25.85%	-29.02%
- 40%	N/A	-35.85%	-39.02%
- 50%	N/A	-45.85%	-49.02%
- 60%	N/A	-55.85%	-59.02%
- 70%	N/A	-65.85%	-69.02%
- 80%	N/A	-75.85%	-79.02%
- 90%	N/A	-85.85%	-89.02%
- 100%	N/A	-95.85%	-99.02%

FWP-46

Dell Inc.

According to publicly available information, Dell Inc. (the “Company”) is a leading technology company that offers a broad range of product categories, including desktop computer systems, storage, servers and networking products, mobility products, software and peripherals, and enhanced services. The Company designs, develops, manufactures, markets, sells, and supports a wide range of products that in many cases are customized to individual customer requirements. In addition, the Company offers a wide range of enhanced services.

The Company’s customers include large corporate, government, healthcare, and education accounts, as well as small-to-medium businesses and individual customers.

The Company is a Delaware corporation and was founded in 1984. The Company’s corporate headquarters are located in Round Rock, Texas and it conducts operations worldwide through subsidiaries.

The linked share’s SEC file number is 0-17017.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.75	$33.54	$35.82
September 30, 2004	$36.49	$32.71	$35.60
December 31, 2004	$42.57	$33.91	$42.14
March 31, 2005	$42.30	$37.85	$38.42
June 30, 2005	$41.22	$34.40	$39.51
September 30, 2005	$41.99	$33.24	$34.20
December 30, 2005	$34.26	$28.62	$29.99
March 31, 2006	$32.24	$28.61	$29.76
June 30, 2006	$30.25	$23.53	$24.41
September 29, 2006	$24.68	$18.95	$22.84
December 29, 2006	$27.89	$22.48	$25.09
March 30, 2007	$27.47	$21.61	$23.21
June 29, 2007	$28.86	$22.86	$28.55
September 28, 2007	$29.61	$24.96	$27.60
December 31, 2007	$30.75	$23.16	$24.51
March 31, 2008	$24.65	$18.87	$19.92
June 30, 2008	$24.59	$18.13	$21.88
September 30, 2008	$25.95	$15.41	$16.48
December 31, 2008	$16.60	$8.73	$10.24
March 31, 2009	$11.42	$7.84	$9.48
June 30, 2009	$13.96	$9.22	$13.73
September 30, 2009	$17.23	$11.84	$15.26
December 31, 2009	$16.20	$12.74	$14.36
March 31, 2010	$15.25	$12.75	$15.01
June 3, 2010*	$17.52	$12.84	$13.74

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DELL

Initial price: $13.74

Protection level: 80.00%

Protection price: $10.99

Physical delivery amount: 72($1,000/Initial price)

Fractional shares: 0.780204

Coupon: 7.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $6.25

FWP-47

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.75%		100.00%
+ 90%	3.75%		90.00%
+ 80%	3.75%		80.00%
+ 70%	3.75%		70.00%
+ 60%	3.75%		60.00%
+ 50%	3.75%		50.00%
+ 40%	3.75%		40.00%
+ 30%	3.75%		30.00%
+ 20%	3.75%		20.00%
+ 10%	3.75%		10.00%
+ 5%	3.75%		5.00%

0%	3.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.75%	-1.25%	-5.00%
- 10%	3.75%	-6.25%	-10.00%
- 20%	3.75%	-16.25%	-20.00%
- 30%	N/A	-26.25%	-30.00%
- 40%	N/A	-36.25%	-40.00%
- 50%	N/A	-46.25%	-50.00%
- 60%	N/A	-56.25%	-60.00%
- 70%	N/A	-66.25%	-70.00%
- 80%	N/A	-76.25%	-80.00%
- 90%	N/A	-86.25%	-90.00%
- 100%	N/A	-96.25%	-100.00%

FWP-48

Dean Foods Company

According to publicly available information, Dean Foods Company (the “Company”) is a food and beverage company in the United States. The Company has two reportable segments, Fresh Dairy Direct and WhiteWave-Morningstar. The first segment manufactures, markets and distributes a wide variety of branded and private label dairy case products, including milk, creamers, ice cream, cultured dairy products, juices and teas to retailers distributors, foodservice outlets, educational institutions and governmental entities across the United States. The Company’s Fresh Dairy Direct segment’s net sales total $8.5 billion in 2009. The Company’s WhiteWave operation manufactures, develops, markets and sells a variety of nationally branded soy, dairy and dairy-related products. This segment’s net sales totalled $2.7 billion in 2009.

The linked share’s SEC file number is 001-12755.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$31.81	$26.52	$31.66
September 30, 2004	$32.25	$25.03	$25.48
December 31, 2004	$28.39	$23.97	$27.96
March 31, 2005	$30.55	$26.82	$29.11
June 30, 2005	$35.73	$28.54	$35.24
September 30, 2005	$39.04	$34.26	$38.86
December 30, 2005	$39.72	$34.28	$37.66
March 31, 2006	$40.20	$35.80	$38.83
June 30, 2006	$40.00	$34.66	$37.19
September 29, 2006	$43.26	$35.90	$42.02
December 29, 2006	$43.55	$39.16	$42.28
March 30, 2007	$49.51	$40.95	$46.74
June 29, 2007	$47.34	$30.66	$31.87
September 28, 2007	$32.19	$24.11	$25.58
December 31, 2007	$29.10	$24.18	$25.86
March 31, 2008	$29.23	$19.35	$20.09
June 30, 2008	$23.85	$18.15	$19.62
September 30, 2008	$25.70	$17.57	$23.36
December 31, 2008	$24.85	$11.20	$17.97
March 31, 2009	$21.53	$17.26	$18.08
June 30, 2009	$20.79	$17.41	$19.19
September 30, 2009	$22.09	$17.45	$17.79
December 31, 2009	$19.75	$15.74	$18.04
March 31, 2010	$18.79	$14.27	$15.69
June 3, 2010*	$17.00	$9.39	$11.03

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DF

Initial price: $11.03

Protection level: 75.00%

Protection price: $8.27

Physical delivery amount: 90($1,000/Initial price)

Fractional shares: 0.661831

Coupon: 11.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $9.58

FWP-49

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.75%		100.00%
+ 90%	5.75%		90.00%
+ 80%	5.75%		80.00%
+ 70%	5.75%		70.00%
+ 60%	5.75%		60.00%
+ 50%	5.75%		50.00%
+ 40%	5.75%		40.00%
+ 30%	5.75%		30.00%
+ 20%	5.75%		20.00%
+ 10%	5.75%		10.00%
+ 5%	5.75%		5.00%

0%	5.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.75%	0.75%	-5.00%
- 10%	5.75%	-4.25%	-10.00%
- 20%	5.75%	-14.25%	-20.00%
- 30%	N/A	-24.25%	-30.00%
- 40%	N/A	-34.25%	-40.00%
- 50%	N/A	-44.25%	-50.00%
- 60%	N/A	-54.25%	-60.00%
- 70%	N/A	-64.25%	-70.00%
- 80%	N/A	-74.25%	-80.00%
- 90%	N/A	-84.25%	-90.00%
- 100%	N/A	-94.25%	-100.00%

FWP-50

El Paso Corp.

According to publicly available information, El Paso Corp. (the “Company”), is an energy company, originally founded in 1928 in El Paso, Texas that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry. The Company’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner. The Company owns or has interests in North America’s largest interstate pipeline system with approximately 42,000 miles of pipe that connect North America’s major natural gas producing basins to its major consuming markets. The Company’s exploration and production business focuses on the exploration for and the acquisition, development and production of natural gas, oil and NGL in the United States, Brazil and Egypt. As of December 31, 2009, the Company held an estimated 2.75 Tcfe of proved natural gas and oil reserves. The Company operations are conducted through two core segments, Pipelines and Exploration and Production. The Company also has Marketing and Power segments. The Company business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies.

The linked share’s SEC file number is 01-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.95	$6.58	$7.88
September 30, 2004	$9.20	$7.37	$9.19
December 31, 2004	$11.60	$8.43	$10.40
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 28, 2007	$18.56	$15.00	$16.97
December 31, 2007	$18.33	$15.29	$17.24
March 31, 2008	$18.27	$14.83	$16.64
June 30, 2008	$21.95	$16.57	$21.74
September 30, 2008	$22.47	$11.25	$12.76
December 31, 2008	$12.53	$5.32	$7.83
March 31, 2009	$9.51	$5.22	$6.25
June 30, 2009	$10.91	$6.11	$9.23
September 30, 2009	$10.84	$8.00	$10.32
December 31, 2009	$11.37	$8.94	$9.83
March 31, 2010	$11.59	$9.56	$10.84
June 3, 2010*	$12.54	$10.17	$11.59

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EP

Initial price: $11.59

Protection level: 80.00%

Protection price: $9.27

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.281277

Coupon: 8.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.72% per annum

Coupon amount monthly: $7.25

FWP-51

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.35%		100.36%
+ 90%	4.35%		90.36%
+ 80%	4.35%		80.36%
+ 70%	4.35%		70.36%
+ 60%	4.35%		60.36%
+ 50%	4.35%		50.36%
+ 40%	4.35%		40.36%
+ 30%	4.35%		30.36%
+ 20%	4.35%		20.36%
+ 10%	4.35%		10.36%
+ 5%	4.35%		5.36%

0%	4.35%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.35%	-0.65%	-4.64%
- 10%	4.35%	-5.65%	-9.64%
- 20%	4.35%	-15.65%	-19.64%
- 30%	N/A	-25.65%	-29.64%
- 40%	N/A	-35.65%	-39.64%
- 50%	N/A	-45.65%	-49.64%
- 60%	N/A	-55.65%	-59.64%
- 70%	N/A	-65.65%	-69.64%
- 80%	N/A	-75.65%	-79.64%
- 90%	N/A	-85.65%	-89.64%
- 100%	N/A	-95.65%	-99.64%

FWP-52

Electronic Arts Inc.

According to publicly available information, Electronic Arts Inc. (the “Company”) develops, markets, publishes and distributes interactive software games that are playable by consumers on on variety of platforms, including video game consoles such as PlayStation® 3, Microsoft Xbox 360™ and Nintendo Wii™, personal computers, handheld game players such as the PlayStation® Portable and the Nintendo DS™ and mobile devices, such as cellular phones and smart phones. Some of the Company’s games are based on content that is licensed from others (e.g., Madden NFL Football, The Godfather and FIFA Soccer), and some of its games are based on its own wholly-owned intellectual property (e.g., The Sims™, Need for Speed™ and BLACK™). The Company’s goal is to publish titles with mass-market appeal, which often means translating and localizing them for sale in non-English speaking countries. In addition, the Company also attempts to create software game “franchises” that allow it to publish new titles on a recurring basis that are based on the same property. Examples of this franchise approach are the annual iterations of the Company’s sports-based products (e.g., Madden NFL Football, NCAA® Football and FIFA Soccer), wholly-owned properties that can be successfully sequeled (e.g., The Sims, Need for Speed and Battlefield) and titles based on long-lived literary and/or movie properties (e.g., Lord of the Rings and Harry Potter).

The Company’s North America net revenue was $2,025 million in fiscal year 2010

The linked share’s SEC file number is 0-17948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$55.91	$47.42	$54.55
September 30, 2004	$55.01	$44.90	$45.99
December 31, 2004	$63.60	$43.38	$61.68
March 31, 2005	$70.98	$51.75	$51.78
June 30, 2005	$59.83	$47.47	$56.61
September 30, 2005	$63.12	$55.22	$56.89
December 30, 2005	$61.96	$51.04	$52.31
March 31, 2006	$58.59	$50.14	$54.72
June 30, 2006	$57.80	$39.99	$43.04
September 29, 2006	$57.74	$41.38	$55.68
December 29, 2006	$59.85	$50.29	$50.36
March 30, 2007	$54.39	$47.96	$50.36
June 29, 2007	$54.67	$46.27	$47.32
September 28, 2007	$57.08	$47.58	$55.99
December 31, 2007	$61.62	$53.28	$58.41
March 31, 2008	$58.35	$43.64	$49.92
June 30, 2008	$54.81	$43.46	$44.43
September 30, 2008	$50.17	$35.11	$36.99
December 31, 2008	$36.76	$14.80	$16.04
March 31, 2009	$19.75	$14.24	$18.19
June 30, 2009	$23.76	$17.48	$21.72
September 30, 2009	$22.42	$17.68	$19.05
December 31, 2009	$21.05	$15.86	$17.75
March 31, 2010	$18.99	$15.70	$18.66
June 3, 2010*	$20.24	$15.83	$16.75

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ERTS

Initial price: $16.75

Protection level: 80.00%

Protection price: $13.40

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.701493

Coupon: 8.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.08

FWP-53

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.00%
+ 90%	4.25%		90.00%
+ 80%	4.25%		80.00%
+ 70%	4.25%		70.00%
+ 60%	4.25%		60.00%
+ 50%	4.25%		50.00%
+ 40%	4.25%		40.00%
+ 30%	4.25%		30.00%
+ 20%	4.25%		20.00%
+ 10%	4.25%		10.00%
+ 5%	4.25%		5.00%

0%	4.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-5.00%
- 10%	4.25%	-5.75%	-10.00%
- 20%	4.25%	-15.75%	-20.00%
- 30%	N/A	-25.75%	-30.00%
- 40%	N/A	-35.75%	-40.00%
- 50%	N/A	-45.75%	-50.00%
- 60%	N/A	-55.75%	-60.00%
- 70%	N/A	-65.75%	-70.00%
- 80%	N/A	-75.75%	-80.00%
- 90%	N/A	-85.75%	-90.00%
- 100%	N/A	-95.75%	-100.00%

FWP-54

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2009, consolidated recoverable proven and probable reserves totaled 104.2 billion pounds of copper, 37.2 million ounces of gold, 2.59 billion pounds of molybdenum, 270.4 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 33 percent of there copper reserves were in Indonesia, approximately 33 percent were in South America, approximately 26 percent were in North America and approximately 8 percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 31, 2009	$87.35	$63.01	$80.29
March 31, 2010	$90.55	$66.04	$83.54
June 3, 2010*	$88.30	$62.78	$66.17

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $66.17

Protection level: 75.00%

Protection price: $49.63

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.112589

Coupon: 9.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.48% per annum

Coupon amount monthly: $8.08

FWP-55

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.85%		100.24%
+ 90%	4.85%		90.24%
+ 80%	4.85%		80.24%
+ 70%	4.85%		70.24%
+ 60%	4.85%		60.24%
+ 50%	4.85%		50.24%
+ 40%	4.85%		40.24%
+ 30%	4.85%		30.24%
+ 20%	4.85%		20.24%
+ 10%	4.85%		10.24%
+ 5%	4.85%		5.24%

0%	4.85%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.85%	-0.15%	-4.76%
- 10%	4.85%	-5.15%	-9.76%
- 20%	4.85%	-15.15%	-19.76%
- 30%	N/A	-25.15%	-29.76%
- 40%	N/A	-35.15%	-39.76%
- 50%	N/A	-45.15%	-49.76%
- 60%	N/A	-55.15%	-59.76%
- 70%	N/A	-65.15%	-69.76%
- 80%	N/A	-75.15%	-79.76%
- 90%	N/A	-85.15%	-89.76%
- 100%	N/A	-95.15%	-99.76%

FWP-56

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2009, the Company had $113 billion in assets, operated 16 affiliates with 1,309 full-service banking centers and 92 Bank Mart locations.

At December 31, 2009, the Company reported on four business segments: Commercial Banking, Branch Banking, Consumer Lending and Investment Advisors. The Company’s Commercial Banking segment offers banking, cash management and financial services to large and middle-market businesses, government and professional customers. The Company’s Branch Banking segment provides a full range of deposit and loan and lease products to individuals and small business through its banking centers. The Company’s Consumer Lending segment includes mortgage, home equity, automobile and other indirect lending activities. The Company’s Investment Advisors segment provides a full range of investment alternatives for individuals, companies and not-for-profit organizations.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$57.00	$51.13	$53.78
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
March 31, 2010	$14.04	$9.82	$13.59
June 3, 2010*	$15.95	$12.00	$13.11

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $13.11

Protection level: 70.00%

Protection price: $9.18

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.277651

Coupon: 12.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.32% per annum

Coupon amount monthly: $10.25

FWP-57

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.15%		100.16%
+ 90%	6.15%		90.16%
+ 80%	6.15%		80.16%
+ 70%	6.15%		70.16%
+ 60%	6.15%		60.16%
+ 50%	6.15%		50.16%
+ 40%	6.15%		40.16%
+ 30%	6.15%		30.16%
+ 20%	6.15%		20.16%
+ 10%	6.15%		10.16%
+ 5%	6.15%		5.16%

0%	6.15%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.15%	1.15%	-4.84%
- 10%	6.15%	-3.85%	-9.84%
- 20%	6.15%	-13.85%	-19.84%
- 30%	6.15%	-23.85%	-29.84%
- 40%	N/A	-33.85%	-39.84%
- 50%	N/A	-43.85%	-49.84%
- 60%	N/A	-53.85%	-59.84%
- 70%	N/A	-63.85%	-69.84%
- 80%	N/A	-73.85%	-79.84%
- 90%	N/A	-83.85%	-89.84%
- 100%	N/A	-93.85%	-99.84%

FWP-58

Fluor Corporation

According to publicly available information, Fluor Corporation (the “Company”) was incorporated in Delaware on September 11, 2000. The Company’s principal executive offices are located at 6700 Las Colinas Boulevard, Irving, Texas 75039. The Company is a holding company that owns the stock of a number of subsidiaries. Acting through its subsidiaries, the Company provides engineering, procurement, construction and maintenance and project management services on a global basis. The Company serves a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, transportation, mining and metals, power, life sciences and manufacturing. The Company is also a primary service provider to the U.S. federal government. It performs operations and maintenance activities for major industrial clients and, in some cases, operates and maintains their equipment fleet.

The Company’s business is aligned into five principal operating segments. The five segments are Oil & Gas, Industrial & Infrastructure, Government, Global Services and Power. Fluor Constructors International, Inc., which is organized and operates separately from the rest of the Company’s business, provides unionized management and construction services in the United States and Canada, both independently.

As of December 31, 2009, the Company has a total of 36,152 employees.

The linked share’s SEC file number is 001-16129.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$24.08	$18.05	$23.84
September 30, 2004	$23.84	$20.63	$22.26
December 31, 2004	$27.60	$21.39	$27.26
March 31, 2005	$31.96	$25.06	$27.72
June 30, 2005	$31.05	$25.54	$28.80
September 30, 2005	$32.89	$28.20	$32.19
December 30, 2005	$39.55	$29.28	$38.63
March 31, 2006	$44.48	$37.50	$42.90
June 30, 2006	$51.93	$41.07	$46.47
September 29, 2006	$47.48	$36.77	$38.45
December 29, 2006	$44.01	$37.02	$40.83
March 30, 2007	$47.18	$37.61	$44.86
June 29, 2007	$56.37	$44.89	$55.69
September 28, 2007	$72.92	$52.21	$71.99
December 31, 2007	$86.08	$63.23	$72.86
March 31, 2008	$77.42	$53.17	$70.58
June 30, 2008	$101.35	$70.05	$93.04
September 30, 2008	$96.38	$46.20	$55.70
December 31, 2008	$56.01	$28.60	$44.87
March 31, 2009	$51.70	$30.22	$34.55
June 30, 2009	$55.39	$33.69	$51.29
September 30, 2009	$58.61	$45.16	$50.85
December 31, 2009	$51.75	$39.77	$45.04
March 31, 2010	$50.50	$41.71	$46.51
June 3, 2010*	$55.47	$43.61	$46.09

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FLR

Initial price: $46.09

Protection level: 80.00%

Protection price: $36.87

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.696680

Coupon: 8.70% per annum

Maturity: December 30, 2010

Dividend yield: 1.13% per annum

Coupon amount monthly: $7.25

FWP-59

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.35%		100.57%
+ 90%	4.35%		90.57%
+ 80%	4.35%		80.57%
+ 70%	4.35%		70.57%
+ 60%	4.35%		60.57%
+ 50%	4.35%		50.57%
+ 40%	4.35%		40.57%
+ 30%	4.35%		30.57%
+ 20%	4.35%		20.57%
+ 10%	4.35%		10.57%
+ 5%	4.35%		5.57%

0%	4.35%		0.57%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.35%	-0.65%	-4.43%
- 10%	4.35%	-5.65%	-9.43%
- 20%	4.35%	-15.65%	-19.43%
- 30%	N/A	-25.65%	-29.43%
- 40%	N/A	-35.65%	-39.43%
- 50%	N/A	-45.65%	-49.43%
- 60%	N/A	-55.65%	-59.43%
- 70%	N/A	-65.65%	-69.43%
- 80%	N/A	-75.65%	-79.43%
- 90%	N/A	-85.65%	-89.43%
- 100%	N/A	-95.65%	-99.43%

FWP-60

GameStop Corp.

According to publicly available information, GameStop Corp. (the “Company”) is a retailer of video game products and PC entertainment software. The Company sells new and used video game hardware, video game software and accessories, PC entertainment software, related accessories, and other merchandise.

As of January 30, 2010, the Company operated 6,450 stores in the United States, Australia, Canada and Europe.

The SEC file number of the linked share (Class A Common Stock) is 001-32637.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.37	$7.24	$7.61
September 30, 2004	$9.38	$7.19	$9.26
December 31, 2004	$11.76	$9.10	$11.18
March 31, 2005	$11.81	$9.27	$11.08
June 30, 2005	$17.13	$10.37	$16.36
September 30, 2005	$19.18	$14.30	$15.74
December 30, 2005	$19.09	$15.00	$15.91
March 31, 2006	$23.97	$15.58	$23.57
June 30, 2006	$24.84	$18.06	$21.00
September 29, 2006	$24.75	$18.08	$23.14
December 29, 2006	$29.21	$22.82	$27.56
March 30, 2007	$32.98	$25.30	$32.57
June 29, 2007	$41.17	$32.31	$39.10
September 28, 2007	$59.21	$37.40	$56.35
December 31, 2007	$63.50	$47.61	$62.11
March 31, 2008	$62.26	$40.80	$51.71
June 30, 2008	$59.13	$40.27	$40.40
September 30, 2008	$47.69	$32.80	$34.21
December 31, 2008	$38.42	$16.91	$21.66
March 31, 2009	$29.08	$21.04	$28.02
June 30, 2009	$32.79	$20.45	$22.01
September 30, 2009	$27.32	$20.03	$26.47
December 31, 2009	$28.61	$20.70	$21.94
March 31, 2010	$24.10	$17.12	$21.91
June 3, 2010*	$25.75	$20.28	$22.68

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GME

Initial price: $22.68

Protection level: 80.00%

Protection price: $18.14

Physical delivery amount: 44($1,000/Initial price)

Fractional shares: 0.091711

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.92

FWP-61

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

FWP-62

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers.

The Company is headquartered in Richmond, Virginia. The Company helps meet the life security, retirement security, wealth management and homeownership needs of its customers. The Company’s life security offerings include payment protection coverage in Europe, Canada and Mexico, and in the U.S., term and universal life insurance. In the U.S., the Company offers retirement security products including various types of annuity and guaranteed retirement income products. The Company’s wealth management products include financial planning services and managed accounts. The Company also provides mortgage insurance products that allow people to purchase homes with low down payments while protecting lenders against the risk of default. As of December 31, 2009, the Company had the following operating segments: Retirement and Protection, International, and U.S. Mortgage Insurance.

The SEC file number of the linked share (Class A) is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$23.03	$18.75	$22.95
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
March 31, 2010	$18.70	$11.52	$18.34
June 3, 2010*	$19.36	$12.98	$15.64

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $15.64

Protection level: 65.00%

Protection price: $10.17

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.938619

Coupon: 13.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.25

FWP-63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

FWP-64

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services.. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 31, 2010	$34.87	$27.71	$30.13
June 3, 2010*	$35.22	$21.10	$23.63

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $23.63

Protection level: 75.00%

Protection price: $17.72

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.319086

Coupon: 12.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.55% per annum

Coupon amount monthly: $10.00

FWP-65

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.78%
+ 90%	6.00%		90.78%
+ 80%	6.00%		80.78%
+ 70%	6.00%		70.78%
+ 60%	6.00%		60.78%
+ 50%	6.00%		50.78%
+ 40%	6.00%		40.78%
+ 30%	6.00%		30.78%
+ 20%	6.00%		20.78%
+ 10%	6.00%		10.78%
+ 5%	6.00%		5.78%

0%	6.00%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.22%
- 10%	6.00%	-4.00%	-9.22%
- 20%	6.00%	-14.00%	-19.22%
- 30%	N/A	-24.00%	-29.22%
- 40%	N/A	-34.00%	-39.22%
- 50%	N/A	-44.00%	-49.22%
- 60%	N/A	-54.00%	-59.22%
- 70%	N/A	-64.00%	-69.22%
- 80%	N/A	-74.00%	-79.22%
- 90%	N/A	-84.00%	-89.22%
- 100%	N/A	-94.00%	-99.22%

FWP-66

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2009, total assets and total stockholders’ equity of the Company were $307.7 billion and $17.9 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
December 31, 2009	$29.59	$22.89	$23.26
March 31, 2010	$29.12	$21.60	$28.42
June 3, 2010*	$30.45	$22.65	$25.14

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $25.14

Protection level: 75.00%

Protection price: $18.86

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.777247

Coupon: 12.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.85% per annum

Coupon amount monthly: $10.42

FWP-67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.43%
+ 90%	6.25%		90.43%
+ 80%	6.25%		80.43%
+ 70%	6.25%		70.43%
+ 60%	6.25%		60.43%
+ 50%	6.25%		50.43%
+ 40%	6.25%		40.43%
+ 30%	6.25%		30.43%
+ 20%	6.25%		20.43%
+ 10%	6.25%		10.43%
+ 5%	6.25%		5.43%

0%	6.25%		0.43%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.57%
- 10%	6.25%	-3.75%	-9.57%
- 20%	6.25%	-13.75%	-19.57%
- 30%	N/A	-23.75%	-29.57%
- 40%	N/A	-33.75%	-39.57%
- 50%	N/A	-43.75%	-49.57%
- 60%	N/A	-53.75%	-59.57%
- 70%	N/A	-63.75%	-69.57%
- 80%	N/A	-73.75%	-79.57%
- 90%	N/A	-83.75%	-89.57%
- 100%	N/A	-93.75%	-99.57%

FWP-68

Starwood Hotels & Resorts Worldwide, Inc.

According to publicly available information, Starwood Hotels & Resorts Worldwide, Inc., (the “Company”) is one of the world’s largest hotel and leisure companies that conducts its hotel and leisure business both directly and through its subsidiaries. The Company’s brand names include the following: St. Regis Hotels & Resorts; The Luxury Collection; W Hotels; Westin Hotels & Resorts; Le Méridien; Sheraton Hotels & Resorts; Four Points by Sheraton; Aloft; and Element.

Through its various brands the Company is well represented in most major markets around the world. The Company’s operations are grouped into two business segments, hotels and vacation ownership and residential operations. The Company’s revenue and earnings derived primarily from hotel operations, which include management and other fees earned from hotels the Company manages pursuant to management contracts, the receipt of franchise and other fees and the operation of its owned hotels.

The linked share’s SEC file number is: 1-7959.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.39	$30.83	$36.24
September 30, 2004	$37.69	$32.37	$37.51
December 31, 2004	$48.08	$37.33	$47.19
March 31, 2005	$49.65	$44.44	$48.50
June 30, 2005	$49.31	$41.61	$47.32
September 30, 2005	$52.00	$43.82	$46.19
December 30, 2005	$52.70	$44.51	$51.60
March 31, 2006	$55.35	$47.66	$54.73
June 30, 2006	$63.64	$52.41	$60.34
September 29, 2006	$61.85	$49.68	$57.19
December 29, 2006	$67.95	$56.23	$62.50
March 30, 2007	$69.65	$59.64	$64.85
June 29, 2007	$74.35	$65.98	$67.07
September 28, 2007	$75.45	$52.63	$60.75
December 31, 2007	$62.83	$42.78	$44.03
March 31, 2008	$55.99	$37.40	$51.75
June 30, 2008	$55.34	$39.11	$40.07
September 30, 2008	$43.25	$25.95	$28.14
December 31, 2008	$28.55	$10.98	$17.90
March 31, 2009	$23.78	$9.11	$12.70
June 30, 2009	$26.68	$12.26	$22.20
September 30, 2009	$34.78	$18.49	$33.03
December 31, 2009	$37.55	$27.67	$36.57
March 31, 2010	$47.52	$33.15	$46.64
June 3, 2010*	$56.65	$42.42	$47.04

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HOT

Initial price: $47.04

Protection level: 75.00%

Protection price: $35.28

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.258503

Coupon: 10.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.46% per annum

Coupon amount monthly: $8.50

FWP-69

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		100.23%
+ 90%	5.10%		90.23%
+ 80%	5.10%		80.23%
+ 70%	5.10%		70.23%
+ 60%	5.10%		60.23%
+ 50%	5.10%		50.23%
+ 40%	5.10%		40.23%
+ 30%	5.10%		30.23%
+ 20%	5.10%		20.23%
+ 10%	5.10%		10.23%
+ 5%	5.10%		5.23%

0%	5.10%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-4.77%
- 10%	5.10%	-4.90%	-9.77%
- 20%	5.10%	-14.90%	-19.77%
- 30%	N/A	-24.90%	-29.77%
- 40%	N/A	-34.90%	-39.77%
- 50%	N/A	-44.90%	-49.77%
- 60%	N/A	-54.90%	-59.77%
- 70%	N/A	-64.90%	-69.77%
- 80%	N/A	-74.90%	-79.77%
- 90%	N/A	-84.90%	-89.77%
- 100%	N/A	-94.90%	-99.77%

FWP-70

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties throughout the world. Through its holdings, the Company has interests in various operations and exploration properties as well as a royalty interest on a property that produces diamonds. As of December 31, 2009, the Company engaged in mining activities in Canada, Burkina Faso, Ghana, Botswana, Republic of Mali, Tanzania, Suriname, Ecuador, French Guiana and Peru.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2009, the Company employed approximately 6,146 individuals and approximately 336 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
March 31, 2010	$17.70	$13.00	$13.22
June 3, 2010*	$20.24	$13.57	$16.92

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $16.92

Protection level: 75.00%

Protection price: $12.69

Physical delivery amount: 59($1,000/Initial price)

Fractional shares: 0.101655

Coupon: 13.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.36% per annum

Coupon amount monthly: $11.17

FWP-71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.70%		100.18%
+ 90%	6.70%		90.18%
+ 80%	6.70%		80.18%
+ 70%	6.70%		70.18%
+ 60%	6.70%		60.18%
+ 50%	6.70%		50.18%
+ 40%	6.70%		40.18%
+ 30%	6.70%		30.18%
+ 20%	6.70%		20.18%
+ 10%	6.70%		10.18%
+ 5%	6.70%		5.18%

0%	6.70%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.70%	1.70%	-4.82%
- 10%	6.70%	-3.30%	-9.82%
- 20%	6.70%	-13.30%	-19.82%
- 30%	N/A	-23.30%	-29.82%
- 40%	N/A	-33.30%	-39.82%
- 50%	N/A	-43.30%	-49.82%
- 60%	N/A	-53.30%	-59.82%
- 70%	N/A	-63.30%	-69.82%
- 80%	N/A	-73.30%	-79.82%
- 90%	N/A	-83.30%	-89.82%
- 100%	N/A	-93.30%	-99.82%

FWP-72

Itau Unibanco Holding S.A.

According to publicly available information, Itau Unibanco Holding S.A. (the “Company”) is one of the largest banks in Brazil. The Company was incorporated on September 9, 1943. The Company’s principal categories of operations are banking, which includes commercial bank through Itau Unibanco and corporate and investment banking through Itau BBA, consumer credit to non accounts holders and its corporate and treasure activities. The Company provides a wide variety of credit and non-credit products and services directed towards individuals, small and middle-market companies and large corporations.

The SEC file number of the linked share (American depositary share) is 001-15276.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$3.63	$2.57	$3.39
September 30, 2004	$4.15	$3.19	$4.04
December 31, 2004	$5.52	$4.04	$5.47
March 31, 2005	$6.76	$5.13	$5.90
June 30, 2005	$6.96	$5.64	$6.73
September 30, 2005	$8.76	$6.09	$8.63
December 30, 2005	$10.04	$7.83	$8.73
March 31, 2006	$12.52	$8.90	$10.83
June 30, 2006	$13.20	$8.07	$10.60
September 29, 2006	$11.56	$9.43	$10.91
December 29, 2006	$13.25	$10.80	$13.15
March 30, 2007	$13.89	$11.47	$12.66
June 29, 2007	$16.94	$12.47	$16.16
September 28, 2007	$18.61	$12.16	$18.41
December 31, 2007	$21.36	$16.29	$18.81
March 31, 2008	$19.82	$14.57	$16.55
June 30, 2008	$23.53	$16.80	$18.46
September 30, 2008	$20.03	$12.67	$15.91
December 31, 2008	$15.44	$6.60	$10.55
March 31, 2009	$12.69	$7.55	$9.89
June 30, 2009	$15.52	$9.97	$14.39
September 30, 2009	$20.50	$13.32	$20.15
December 31, 2009	$23.95	$18.80	$22.84
March 31, 2010	$23.78	$17.86	$21.99
June 3, 2010*	$22.97	$16.33	$19.02

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ITUB

Initial price: $19.02

Protection level: 75.00%

Protection price: $14.27

Physical delivery amount: 52($1,000/Initial price)

Fractional shares: 0.576236

Coupon: 9.30% per annum

Maturity: December 30, 2010

Dividend yield: 2.65% per annum

Coupon amount monthly: $7.75

FWP-73

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.65%		101.33%
+ 90%	4.65%		91.33%
+ 80%	4.65%		81.33%
+ 70%	4.65%		71.33%
+ 60%	4.65%		61.33%
+ 50%	4.65%		51.33%
+ 40%	4.65%		41.33%
+ 30%	4.65%		31.33%
+ 20%	4.65%		21.33%
+ 10%	4.65%		11.33%
+ 5%	4.65%		6.33%

0%	4.65%		1.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.65%	-0.35%	-3.67%
- 10%	4.65%	-5.35%	-8.67%
- 20%	4.65%	-15.35%	-18.67%
- 30%	N/A	-25.35%	-28.67%
- 40%	N/A	-35.35%	-38.67%
- 50%	N/A	-45.35%	-48.67%
- 60%	N/A	-55.35%	-58.67%
- 70%	N/A	-65.35%	-68.67%
- 80%	N/A	-75.35%	-78.67%
- 90%	N/A	-85.35%	-88.67%
- 100%	N/A	-95.35%	-98.67%

FWP-74

Invesco Ltd.

According to publicly available information, Invesco Ltd. (the “Company”) is a leading independent global investment management company, dedicated to helping people worldwide build their financial security. The Company provides a comprehensive array of enduring investment products for retail, institutional and high-net-worth clients around the world. The Company operates in 20 countries and as of December 31, 2009, it has $423.1 billion in assets under management.

The Company is organized under the law of Bermuda.

The linked share’s SEC file number is 001-13908.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$15.90	$12.05	$13.90
September 30, 2004	$13.91	$9.62	$10.97
December 31, 2004	$12.81	$10.09	$12.56
March 31, 2005	$14.15	$11.66	$12.68
June 30, 2005	$13.17	$11.15	$12.01
September 30, 2005	$15.68	$12.01	$13.03
December 30, 2005	$15.92	$11.47	$15.39
March 31, 2006	$20.53	$15.46	$18.86
June 30, 2006	$23.10	$16.62	$18.49
September 29, 2006	$22.09	$16.67	$21.92
December 29, 2006	$25.04	$21.10	$24.65
March 30, 2007	$26.03	$20.35	$22.10
June 29, 2007	$26.52	$22.03	$25.85
September 28, 2007	$27.65	$21.09	$27.30
December 31, 2007	$32.21	$24.91	$31.38
March 31, 2008	$31.37	$19.84	$24.36
June 30, 2008	$29.00	$22.16	$23.98
September 30, 2008	$28.10	$19.05	$20.98
December 31, 2008	$22.99	$8.35	$14.44
March 31, 2009	$15.27	$9.33	$13.86
June 30, 2009	$18.73	$13.45	$17.82
September 30, 2009	$23.39	$15.41	$22.76
December 31, 2009	$24.07	$20.04	$23.49
March 31, 2010	$23.70	$17.75	$21.91
June 3, 2010*	$23.88	$17.68	$18.72

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IVZ

Initial price: $18.72

Protection level: 75.00%

Protection price: $14.04

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.418803

Coupon: 12.70% per annum

Maturity: December 30, 2010

Dividend yield: 2.31% per annum

Coupon amount monthly: $10.58

FWP-75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.35%		101.16%
+ 90%	6.35%		91.16%
+ 80%	6.35%		81.16%
+ 70%	6.35%		71.16%
+ 60%	6.35%		61.16%
+ 50%	6.35%		51.16%
+ 40%	6.35%		41.16%
+ 30%	6.35%		31.16%
+ 20%	6.35%		21.16%
+ 10%	6.35%		11.16%
+ 5%	6.35%		6.16%

0%	6.35%		1.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.35%	1.35%	-3.84%
- 10%	6.35%	-3.65%	-8.84%
- 20%	6.35%	-13.65%	-18.84%
- 30%	N/A	-23.65%	-28.84%
- 40%	N/A	-33.65%	-38.84%
- 50%	N/A	-43.65%	-48.84%
- 60%	N/A	-53.65%	-58.84%
- 70%	N/A	-63.65%	-68.84%
- 80%	N/A	-73.65%	-78.84%
- 90%	N/A	-83.65%	-88.84%
- 100%	N/A	-93.65%	-98.84%

FWP-76

KeyCorp

According to publicly available information, KeyCorp (the “Company”) is headquartered in Cleveland, Ohio and it is a bank holding company and a financial holding company. The Company has consolidated total assets of $93.3 billion at December 31, 2009. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

As of December 31, 2009, the Company employed approximately 16,698 full-time employees.

The linked share’s SEC file number is 001-11302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.27	$28.23	$29.89
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
March 31, 2010	$8.18	$5.65	$7.75
June 3, 2010*	$9.84	$7.18	$8.17

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $8.17

Protection level: 75.00%

Protection price: $6.13

Physical delivery amount: 122($1,000/Initial price)

Fractional shares: 0.399021

Coupon: 14.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.51% per annum

Coupon amount monthly: $11.67

FWP-77

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.26%
+ 90%	7.00%		90.26%
+ 80%	7.00%		80.26%
+ 70%	7.00%		70.26%
+ 60%	7.00%		60.26%
+ 50%	7.00%		50.26%
+ 40%	7.00%		40.26%
+ 30%	7.00%		30.26%
+ 20%	7.00%		20.26%
+ 10%	7.00%		10.26%
+ 5%	7.00%		5.26%

0%	7.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.74%
- 10%	7.00%	-3.00%	-9.74%
- 20%	7.00%	-13.00%	-19.74%
- 30%	N/A	-23.00%	-29.74%
- 40%	N/A	-33.00%	-39.74%
- 50%	N/A	-43.00%	-49.74%
- 60%	N/A	-53.00%	-59.74%
- 70%	N/A	-63.00%	-69.74%
- 80%	N/A	-73.00%	-79.74%
- 90%	N/A	-83.00%	-89.74%
- 100%	N/A	-93.00%	-99.74%

FWP-78

Lincoln National Corp.

According to publicly available information, Lincoln National Corp. (the “Company”) is a holding company, which operates multiple insurance and investment management businesses through subsidiary companies. Through the Company’s business segments, the Company sells a wide range of wealth protection, accumulation and retirement income products and solutions. The Company was organized under the laws of the state of Indiana in 1968. The Company currently maintains its principal executive offices in Radnor, Pennsylvania, which were previously located in Philadelphia, Pennsylvania. As of December 31, 2009, the Company had consolidated assets of $177.4 billion and consolidated stockholders’ equity of $11.7 billion.

The linked share’s SEC file number is 01-06028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$50.38	$43.26	$47.25
September 30, 2004	$47.50	$41.90	$47.00
December 31, 2004	$48.70	$40.79	$46.68
March 31, 2005	$49.42	$44.36	$45.14
June 30, 2005	$47.77	$41.59	$46.92
September 30, 2005	$52.42	$46.59	$52.02
December 30, 2005	$54.40	$46.94	$53.03
March 31, 2006	$57.96	$52.00	$54.59
June 30, 2006	$60.51	$54.30	$56.44
September 29, 2006	$63.47	$53.94	$62.08
December 29, 2006	$66.72	$61.74	$66.40
March 30, 2007	$71.18	$64.29	$67.79
June 29, 2007	$74.72	$66.90	$70.95
September 28, 2007	$72.27	$54.42	$65.97
December 31, 2007	$69.68	$55.86	$58.22
March 31, 2008	$58.11	$45.64	$52.00
June 30, 2008	$56.78	$45.18	$45.32
September 30, 2008	$59.20	$39.99	$42.81
December 31, 2008	$43.20	$4.76	$18.84
March 31, 2009	$25.57	$4.90	$6.69
June 30, 2009	$19.99	$5.53	$17.21
September 30, 2009	$27.82	$14.35	$25.91
December 31, 2009	$28.09	$21.99	$24.88
March 31, 2010	$30.74	$22.52	$30.70
June 3, 2010*	$33.55	$23.87	$27.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LNC

Initial price: $27.28

Protection level: 70.00%

Protection price: $19.10

Physical delivery amount: 36($1,000/Initial price)

Fractional shares: 0.656891

Coupon: 12.40% per annum

Maturity: December 30, 2010

Dividend yield: 0.16% per annum

Coupon amount monthly: $10.33

FWP-79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.20%		100.08%
+ 90%	6.20%		90.08%
+ 80%	6.20%		80.08%
+ 70%	6.20%		70.08%
+ 60%	6.20%		60.08%
+ 50%	6.20%		50.08%
+ 40%	6.20%		40.08%
+ 30%	6.20%		30.08%
+ 20%	6.20%		20.08%
+ 10%	6.20%		10.08%
+ 5%	6.20%		5.08%

0%	6.20%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.20%	1.20%	-4.92%
- 10%	6.20%	-3.80%	-9.92%
- 20%	6.20%	-13.80%	-19.92%
- 30%	6.20%	-23.80%	-29.92%
- 40%	N/A	-33.80%	-39.92%
- 50%	N/A	-43.80%	-49.92%
- 60%	N/A	-53.80%	-59.92%
- 70%	N/A	-63.80%	-69.92%
- 80%	N/A	-73.80%	-79.92%
- 90%	N/A	-83.80%	-89.92%
- 100%	N/A	-93.80%	-99.92%

FWP-80

Limited Brands, Inc.

According to publicly available information, Limited Brands, Inc. (the “Company”) operates in the highly competitive specialty retail business. The Company’s stores are located primarily in the United States but it also has international operations. The Company sells women’s intimate apparel, personal care and beauty products, women’s and men’s apparel and accessories. The Company sells merchandise at its retail stores, which are primarily mall-based, and through e-commerce and catalogue direct response channels. As of December 31, 2009, the Company conducted its business in three primary segments: Victoria’s Secret and Bath & Body Works.

The Victoria’s Secret segment sells women’s intimate and other apparel, personal care and beauty products and accessories marketed under the Victoria’s Secret and La Senza brand names. Victoria’s Secret merchandise is sold through retail stores and direct response channels (e-commerce and catalogue). In January 2007, the Company completed its acquisition of La Senza Corporation (“La Senza”) for $600 million. La Senza is a Canadian specialty retailer offering lingerie and sleepwear as well as apparel for girls in the 7-14 year age group. The Victoria’s Secret segment had net sales of $5.607 billion in 2008 and operated 1,043 stores in the United States and 322 stores in Canada.

The Bath & Body Works segment sells personal care, beauty and home fragrance products marketed under the Bath & Body Works, C.O. Bigelow and White Barn Candle Company brand names in addition to third-party brands. Bath & Body Works merchandise is sold at retail stores, through its e-commerce site, www.bathandbodyworks.com, and catalogue. Bath & Body Works, which also operates C.O. Bigelow and the White Barn Candle Company stores, had net sales of $2.374 billion in 2008 and operated 1,638 stores nationwide.

The linked share’s SEC file number is: 001-8344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$21.65	$18.34	$18.70
September 30, 2004	$22.34	$18.55	$22.29
December 31, 2004	$27.89	$21.41	$23.02
March 31, 2005	$25.26	$22.03	$24.30
June 30, 2005	$24.97	$19.60	$21.42
September 30, 2005	$25.50	$18.96	$20.43
December 30, 2005	$23.41	$18.81	$22.35
March 31, 2006	$24.90	$21.62	$24.46
June 30, 2006	$28.48	$23.99	$25.59
September 29, 2006	$27.86	$23.54	$26.49
December 29, 2006	$32.60	$26.33	$28.94
March 30, 2007	$30.03	$24.87	$26.06
June 29, 2007	$29.58	$25.29	$27.45
September 28, 2007	$29.05	$20.77	$22.89
December 31, 2007	$23.13	$16.54	$18.93
March 31, 2008	$19.39	$14.42	$17.10
June 30, 2008	$19.73	$16.41	$16.85
September 30, 2008	$22.16	$14.46	$17.32
December 31, 2008	$17.43	$7.05	$10.04
March 31, 2009	$11.20	$5.98	$8.70
June 30, 2009	$13.72	$8.35	$11.97
September 30, 2009	$17.73	$10.30	$16.99
December 31, 2009	$20.07	$16.08	$19.24
March 31, 2010	$26.37	$18.35	$24.62
June 3, 2010*	$28.78	$22.66	$26.26

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LTD

Initial price: $26.26

Protection level: 80.00%

Protection price: $21.01

Physical delivery amount: 38($1,000/Initial price)

Fractional shares: 0.080731

Coupon: 9.40% per annum

Maturity: December 30, 2010

Dividend yield: 6.45% per annum

Coupon amount monthly: $7.83

FWP-81

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.70%		103.23%
+ 90%	4.70%		93.23%
+ 80%	4.70%		83.23%
+ 70%	4.70%		73.23%
+ 60%	4.70%		63.23%
+ 50%	4.70%		53.23%
+ 40%	4.70%		43.23%
+ 30%	4.70%		33.23%
+ 20%	4.70%		23.23%
+ 10%	4.70%		13.23%
+ 5%	4.70%		8.23%

0%	4.70%		3.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.70%	-0.30%	-1.77%
- 10%	4.70%	-5.30%	-6.77%
- 20%	4.70%	-15.30%	-16.77%
- 30%	N/A	-25.30%	-26.77%
- 40%	N/A	-35.30%	-36.77%
- 50%	N/A	-45.30%	-46.77%
- 60%	N/A	-55.30%	-56.77%
- 70%	N/A	-65.30%	-66.77%
- 80%	N/A	-75.30%	-76.77%
- 90%	N/A	-85.30%	-86.77%
- 100%	N/A	-95.30%	-96.77%

FWP-82

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company directly employs approximately 27,000 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
June 3, 2010*	$26.56	$18.09	$24.93

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $24.93

Protection level: 65.00%

Protection price: $16.20

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.112314

Coupon: 18.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $15.42

FWP-83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	9.25%	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

FWP-84

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. The Company provides protection and savings and investment products in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
June 3, 2010*	$47.75	$36.70	$41.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $41.37

Protection level: 75.00%

Protection price: $31.03

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.172105

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.89% per annum

Coupon amount monthly: $7.92

FWP-85

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.95%
+ 90%	4.75%		90.95%
+ 80%	4.75%		80.95%
+ 70%	4.75%		70.95%
+ 60%	4.75%		60.95%
+ 50%	4.75%		50.95%
+ 40%	4.75%		40.95%
+ 30%	4.75%		30.95%
+ 20%	4.75%		20.95%
+ 10%	4.75%		10.95%
+ 5%	4.75%		5.95%

0%	4.75%		0.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.05%
- 10%	4.75%	-5.25%	-9.05%
- 20%	4.75%	-15.25%	-19.05%
- 30%	N/A	-25.25%	-29.05%
- 40%	N/A	-35.25%	-39.05%
- 50%	N/A	-45.25%	-49.05%
- 60%	N/A	-55.25%	-59.05%
- 70%	N/A	-65.25%	-69.05%
- 80%	N/A	-75.25%	-79.05%
- 90%	N/A	-85.25%	-89.05%
- 100%	N/A	-95.25%	-99.05%

FWP-86

Melco Crown Entertainment Limited

According to publicly available information, Melco Crown Entertainment Limited (the “Company”) is a developer, owner and through its subsidiary Melco Crown Gaming, operator of casino gaming and entertainment resort facilities focused on the Macau market. The Company, through its operations, caters to a broad spectrum of potential gaming patrons, including patrons who seek the excitement of high stake rolling chip gaming, as well as more casual gaming patrons seeking a broader entertainment experience. The Company currently operates City of Dreams, an integrated urban entertainment resort development, Altira Macau, a luxurious casino and hotel experience, Mocha Clubs, focusing on mass market and casual gaming patrons, and Taipa Square casino, located on Taipa island.

The SEC file number of the linked share (American depositary share) is 001-33178.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$23.00	$18.89	$21.26
March 30, 2007	$22.34	$14.12	$16.14
June 29, 2007	$19.45	$11.29	$12.56
September 28, 2007	$17.00	$9.95	$16.50
December 31, 2007	$19.09	$11.34	$11.56
March 31, 2008	$13.23	$8.20	$11.38
June 30, 2008	$14.76	$9.00	$9.32
September 30, 2008	$9.63	$3.78	$3.99
December 31, 2008	$4.89	$2.31	$3.17
March 31, 2009	$4.65	$2.27	$3.28
June 30, 2009	$6.60	$3.32	$4.50
September 30, 2009	$8.45	$4.06	$6.96
December 31, 2009	$7.35	$3.26	$3.37
March 31, 2010	$5.37	$3.30	$4.82
June 3, 2010*	$5.68	$3.42	$4.25

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MPEL

Initial price: $4.25

Protection level: 65.00%

Protection price: $2.76

Physical delivery amount: 235($1,000/Initial price)

Fractional shares: 0.294118

Coupon: 13.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.42

FWP-87

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.85%		100.00%
+ 90%	6.85%		90.00%
+ 80%	6.85%		80.00%
+ 70%	6.85%		70.00%
+ 60%	6.85%		60.00%
+ 50%	6.85%		50.00%
+ 40%	6.85%		40.00%
+ 30%	6.85%		30.00%
+ 20%	6.85%		20.00%
+ 10%	6.85%		10.00%
+ 5%	6.85%		5.00%

0%	6.85%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.85%	1.85%	-5.00%
- 10%	6.85%	-3.15%	-10.00%
- 20%	6.85%	-13.15%	-20.00%
- 30%	6.85%	-23.15%	-30.00%
- 40%	N/A	-33.15%	-40.00%
- 50%	N/A	-43.15%	-50.00%
- 60%	N/A	-53.15%	-60.00%
- 70%	N/A	-63.15%	-70.00%
- 80%	N/A	-73.15%	-80.00%
- 90%	N/A	-83.15%	-90.00%
- 100%	N/A	-93.15%	-100.00%

FWP-88

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing approximately 12 million subscribers as of December 31, 2009. The Company offers nine subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
March 31, 2010	$75.65	$48.52	$73.74
June 3, 2010*	$119.47	$73.62	$111.87

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $111.87

Protection level: 65.00%

Protection price: $72.72

Physical delivery amount: 8($1,000/Initial price)

Fractional shares: 0.938947

Coupon: 14.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $12.08

FWP-89

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

FWP-90

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. As of December 31, 2009, the Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998.

The linked share’s SEC file number is 000-23985.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 28, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
September 30, 2008	$18.78	$8.81	$10.71
December 31, 2008	$10.74	$5.75	$8.07
March 31, 2009	$10.70	$7.09	$9.86
June 30, 2009	$12.39	$8.33	$11.29
September 30, 2009	$16.57	$9.72	$15.03
December 31, 2009	$18.94	$11.56	$18.68
March 31, 2010	$18.95	$15.15	$17.38
June 3, 2010*	$18.12	$11.85	$12.69

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $12.69

Protection level: 75.00%

Protection price: $9.52

Physical delivery amount: 78($1,000/Initial price)

Fractional shares: 0.802206

Coupon: 10.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.92

FWP-91

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.35%		100.00%
+ 90%	5.35%		90.00%
+ 80%	5.35%		80.00%
+ 70%	5.35%		70.00%
+ 60%	5.35%		60.00%
+ 50%	5.35%		50.00%
+ 40%	5.35%		40.00%
+ 30%	5.35%		30.00%
+ 20%	5.35%		20.00%
+ 10%	5.35%		10.00%
+ 5%	5.35%		5.00%

0%	5.35%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.35%	0.35%	-5.00%
- 10%	5.35%	-4.65%	-10.00%
- 20%	5.35%	-14.65%	-20.00%
- 30%	N/A	-24.65%	-30.00%
- 40%	N/A	-34.65%	-40.00%
- 50%	N/A	-44.65%	-50.00%
- 60%	N/A	-54.65%	-60.00%
- 70%	N/A	-64.65%	-70.00%
- 80%	N/A	-74.65%	-80.00%
- 90%	N/A	-84.65%	-90.00%
- 100%	N/A	-94.65%	-100.00%

FWP-92

News Corporation

According to publicly available information, News Corporation (the “Company”) is a diversified global media company with operations in the following eight industry segments: (i) Filmed Entertainment; (ii) Television; (iii) Cable Network Programming; (iv) Direct Broadcast Satellite Television; (v) Magazines and Inserts; (vi) Newspapers and Information Services; (vii) Book Publishing; and (viii) Other. The activities of the Company are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and Latin America.

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. At June 30, 2009, the Company had approximately 55,000 full-time employees.

The SEC file number of the linked share (Class A Common Stock) is 001-32352.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.32	$17.34	$17.71
September 30, 2004	$17.97	$15.31	$16.44
December 31, 2004	$19.27	$15.49	$19.20
March 31, 2005	$19.41	$16.76	$17.61
June 30, 2005	$18.01	$15.61	$16.86
September 30, 2005	$18.18	$16.00	$16.50
December 30, 2005	$17.14	$14.76	$16.61
March 31, 2006	$17.96	$16.21	$17.56
June 30, 2006	$20.57	$17.61	$20.18
September 29, 2006	$20.82	$18.96	$20.64
December 29, 2006	$22.95	$20.26	$22.26
March 30, 2007	$25.78	$22.11	$24.47
June 29, 2007	$25.62	$22.03	$22.94
September 28, 2007	$24.75	$19.68	$23.39
December 31, 2007	$24.95	$20.40	$21.25
March 31, 2008	$21.19	$17.84	$19.04
June 30, 2008	$20.29	$15.25	$15.35
September 30, 2008	$15.54	$11.79	$12.15
December 31, 2008	$9.14	$8.00	$9.09
March 31, 2009	$10.00	$4.95	$6.62
June 30, 2009	$10.71	$6.44	$9.11
September 30, 2009	$12.58	$7.94	$11.99
December 31, 2009	$14.00	$11.11	$13.69
March 31, 2010	$14.80	$12.36	$14.41
June 3, 2010*	$16.42	$12.34	$13.20

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.
**	In respect of the quarterly periods set forth above from the period ending June 30, 2004 up to and including the period ending September 30, 2008, the high, low and closing prices were those quoted on New York Stock Exchange. In respect of the periods set forth above from the period ending December 31, 2008 up to and including the period ending June 3, 2010, the high, low and closing prices were those quoted on NASDAQ.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NWSA

Initial price: $13.20

Protection level: 75.00%

Protection price: $9.90

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.757576

Coupon: 8.70% per annum

Maturity: December 30, 2010

Dividend yield: 1.06% per annum

Coupon amount monthly: $7.25

FWP-93

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.35%		100.53%
+ 90%	4.35%		90.53%
+ 80%	4.35%		80.53%
+ 70%	4.35%		70.53%
+ 60%	4.35%		60.53%
+ 50%	4.35%		50.53%
+ 40%	4.35%		40.53%
+ 30%	4.35%		30.53%
+ 20%	4.35%		20.53%
+ 10%	4.35%		10.53%
+ 5%	4.35%		5.53%

0%	4.35%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.35%	-0.65%	-4.47%
- 10%	4.35%	-5.65%	-9.47%
- 20%	4.35%	-15.65%	-19.47%
- 30%	N/A	-25.65%	-29.47%
- 40%	N/A	-35.65%	-39.47%
- 50%	N/A	-45.65%	-49.47%
- 60%	N/A	-55.65%	-59.47%
- 70%	N/A	-65.65%	-69.47%
- 80%	N/A	-75.65%	-79.47%
- 90%	N/A	-85.65%	-89.47%
- 100%	N/A	-95.65%	-99.47%

FWP-94

Office Depot, Inc.

According to publicly available information, Office Depot, Inc. (the “Company”) is a global supplier of office products and services. The Company was incorporated in 1986 with the opening of its first retail store in Fort Lauderdale, Florida. In fiscal year 2009, the Company sold $12.1 billion of products and services to consumers and businesses of all sizes through its three business segments: North American Retail Division, North American Business Solutions Division and International Division. Sales are processed through multiple channels, consisting of office supply stores, a contract sales force, an outbound telephone account management sales force, internet sites, direct marketing catalogs and call centers, all supported by the Company’s network of crossdock facilities, warehouses and delivery operations.

At the end of 2009, the Company had over 1152 stores throughout North America.

The linked share’s SEC file number is 001-10948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$19.50	$15.85	$17.91
September 30, 2004	$18.50	$14.69	$15.03
December 31, 2004	$17.47	$13.90	$17.36
March 31, 2005	$23.69	$16.50	$22.18
June 30, 2005	$23.14	$18.65	$22.84
September 30, 2005	$31.52	$22.30	$29.70
December 30, 2005	$31.76	$24.54	$31.40
March 31, 2006	$38.05	$30.64	$37.24
June 30, 2006	$46.52	$36.70	$38.00
September 29, 2006	$40.86	$33.65	$39.70
December 29, 2006	$44.69	$36.88	$38.17
March 30, 2007	$39.66	$32.24	$35.14
June 29, 2007	$37.01	$30.10	$30.30
September 28, 2007	$31.07	$18.09	$20.62
December 31, 2007	$22.79	$13.08	$13.91
March 31, 2008	$15.54	$10.60	$11.05
June 30, 2008	$14.39	$10.69	$10.94
September 30, 2008	$11.43	$5.51	$5.82
December 31, 2008	$5.94	$1.46	$2.98
March 31, 2009	$4.16	$0.59	$1.31
June 30, 2009	$5.37	$1.26	$4.56
September 30, 2009	$6.94	$3.48	$6.62
December 31, 2009	$7.83	$5.57	$6.45
March 31, 2010	$8.35	$5.19	$7.98
June 3, 2010*	$9.19	$5.41	$5.71

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ODP

Initial price: $5.71

Protection level: 65.00%

Protection price: $3.71

Physical delivery amount: 175($1,000/Initial price)

Fractional shares: 0.131349

Coupon: 9.60% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.00

FWP-95

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.80%		100.00%
+ 90%	4.80%		90.00%
+ 80%	4.80%		80.00%
+ 70%	4.80%		70.00%
+ 60%	4.80%		60.00%
+ 50%	4.80%		50.00%
+ 40%	4.80%		40.00%
+ 30%	4.80%		30.00%
+ 20%	4.80%		20.00%
+ 10%	4.80%		10.00%
+ 5%	4.80%		5.00%

0%	4.80%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.80%	-0.20%	-5.00%
- 10%	4.80%	-5.20%	-10.00%
- 20%	4.80%	-15.20%	-20.00%
- 30%	4.80%	-25.20%	-30.00%
- 40%	N/A	-35.20%	-40.00%
- 50%	N/A	-45.20%	-50.00%
- 60%	N/A	-55.20%	-60.00%
- 70%	N/A	-65.20%	-70.00%
- 80%	N/A	-75.20%	-80.00%
- 90%	N/A	-85.20%	-90.00%
- 100%	N/A	-95.20%	-100.00%

FWP-96

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 31, 2010	$60.52	$46.35	$60.50
June 3, 2010*	$66.80	$52.42	$59.31

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $59.31

Protection level: 75.00%

Protection price: $44.48

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.860563

Coupon: 9.20% per annum

Maturity: December 30, 2010

Dividend yield: 1.24% per annum

Coupon amount monthly: $7.67

FWP-97

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.60%		100.62%
+ 90%	4.60%		90.62%
+ 80%	4.60%		80.62%
+ 70%	4.60%		70.62%
+ 60%	4.60%		60.62%
+ 50%	4.60%		50.62%
+ 40%	4.60%		40.62%
+ 30%	4.60%		30.62%
+ 20%	4.60%		20.62%
+ 10%	4.60%		10.62%
+ 5%	4.60%		5.62%

0%	4.60%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.60%	-0.40%	-4.38%
- 10%	4.60%	-5.40%	-9.38%
- 20%	4.60%	-15.40%	-19.38%
- 30%	N/A	-25.40%	-29.38%
- 40%	N/A	-35.40%	-39.38%
- 50%	N/A	-45.40%	-49.38%
- 60%	N/A	-55.40%	-59.38%
- 70%	N/A	-65.40%	-69.38%
- 80%	N/A	-75.40%	-79.38%
- 90%	N/A	-85.40%	-89.38%
- 100%	N/A	-95.40%	-99.38%

FWP-98

Pioneer Natural Resources Company

According to publicly available information, Pioneer Natural Resources Company (the “Company”) is a Delaware corporation that is a large independent oil and gas exploration and production company with current operations in United States, South Africa, and Tunisia. The Company is a holding company whose assets consist of direct and indirect ownership interests in, and whose business is conducted substantially through, its subsidiaries. The Company’s executive offices are in Irving, Texas.

The Company explores for, develops and produces oil and gas reserves. In so doing, the Company sells homogenous oil, natural gas liquid and gas units.

As of December 31, 2009, the Company had 1,888 employees, of which 1,151 are employed in field and plant operations.

The linked share’s SEC file number is 001-13245.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$35.18	$29.27	$35.08
September 30, 2004	$37.50	$31.03	$34.48
December 31, 2004	$36.85	$30.80	$35.10
March 31, 2005	$44.82	$32.91	$42.72
June 30, 2005	$45.22	$36.67	$42.08
September 30, 2005	$56.35	$39.66	$54.92
December 30, 2005	$55.98	$45.39	$51.27
March 31, 2006	$54.46	$38.02	$44.25
June 30, 2006	$46.75	$36.44	$46.41
September 29, 2006	$46.70	$37.07	$39.12
December 29, 2006	$44.46	$36.48	$39.69
March 30, 2007	$43.62	$37.18	$43.11
June 29, 2007	$54.17	$42.60	$48.71
September 28, 2007	$49.78	$39.43	$44.98
December 31, 2007	$54.87	$42.92	$48.84
March 31, 2008	$50.00	$36.43	$49.12
June 30, 2008	$81.26	$48.50	$78.28
September 30, 2008	$82.21	$46.25	$52.28
December 31, 2008	$52.26	$14.03	$16.18
March 31, 2009	$20.44	$11.89	$16.47
June 30, 2009	$30.56	$15.67	$25.50
September 30, 2009	$36.74	$21.78	$36.29
December 31, 2009	$49.98	$33.50	$48.17
March 31, 2010	$56.88	$41.88	$56.32
June 3, 2010*	$67.89	$54.89	$67.51

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXD

Initial price: $67.51

Protection level: 75.00%

Protection price: $50.63

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.812620

Coupon: 9.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.13% per annum

Coupon amount monthly: $7.50

FWP-99

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.07%
+ 90%	4.50%		90.07%
+ 80%	4.50%		80.07%
+ 70%	4.50%		70.07%
+ 60%	4.50%		60.07%
+ 50%	4.50%		50.07%
+ 40%	4.50%		40.07%
+ 30%	4.50%		30.07%
+ 20%	4.50%		20.07%
+ 10%	4.50%		10.07%
+ 5%	4.50%		5.07%

0%	4.50%		0.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.93%
- 10%	4.50%	-5.50%	-9.93%
- 20%	4.50%	-15.50%	-19.93%
- 30%	N/A	-25.50%	-29.93%
- 40%	N/A	-35.50%	-39.93%
- 50%	N/A	-45.50%	-49.93%
- 60%	N/A	-55.50%	-59.93%
- 70%	N/A	-65.50%	-69.93%
- 80%	N/A	-75.50%	-79.93%
- 90%	N/A	-85.50%	-89.93%
- 100%	N/A	-95.50%	-99.93%

FWP-100

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2009, the Company had estimated proved reserves of 359.5 million barrels of oil equivalent, of which 60% was comprised of oil and 64% was proved developed. As of December 31, 2009, and based on year-end 2009 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $2.2 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
December 31, 2009	$31.60	$24.44	$27.66
March 31, 2010	$36.60	$28.12	$29.99
June 3, 2010*	$35.21	$19.28	$21.89

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $21.89

Protection level: 65.00%

Protection price: $14.23

Physical delivery amount: 45($1,000/Initial price)

Fractional shares: 0.682960

Coupon: 9.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.75

FWP-101

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.65%		100.00%
+ 90%	4.65%		90.00%
+ 80%	4.65%		80.00%
+ 70%	4.65%		70.00%
+ 60%	4.65%		60.00%
+ 50%	4.65%		50.00%
+ 40%	4.65%		40.00%
+ 30%	4.65%		30.00%
+ 20%	4.65%		20.00%
+ 10%	4.65%		10.00%
+ 5%	4.65%		5.00%

0%	4.65%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.65%	-0.35%	-5.00%
- 10%	4.65%	-5.35%	-10.00%
- 20%	4.65%	-15.35%	-20.00%
- 30%	4.65%	-25.35%	-30.00%
- 40%	N/A	-35.35%	-40.00%
- 50%	N/A	-45.35%	-50.00%
- 60%	N/A	-55.35%	-60.00%
- 70%	N/A	-65.35%	-70.00%
- 80%	N/A	-75.35%	-80.00%
- 90%	N/A	-85.35%	-90.00%
- 100%	N/A	-95.35%	-100.00%

FWP-102

Smith International, Inc.

According to publicly available information, Smith International, Inc. (the “Company”) is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets. The Company provides a comprehensive line of technologically-advanced products and engineering services, including drilling and completion fluid systems, solids-control equipment, waste-management services, production chemicals, three-cone and diamond drill bits, turbines, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers and liner hangers. The Company also offers supply-chain management solutions through an extensive North American branch network providing pipe, valves, fittings, mill, safety and other maintenance products.

The Company was incorporated in the state of California in January 1937 and reincorporated under Delaware law in May 1983.

The linked share’s SEC file number is 1-8514.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.09	$23.86	$27.88
September 30, 2004	$31.01	$25.89	$30.37
December 31, 2004	$31.49	$26.85	$27.21
March 31, 2005	$33.15	$25.80	$31.37
June 30, 2005	$32.40	$27.35	$31.85
September 30, 2005	$35.55	$31.73	$33.31
December 30, 2005	$40.08	$29.11	$37.11
March 31, 2006	$45.37	$35.18	$38.96
June 30, 2006	$45.50	$35.80	$44.47
September 29, 2006	$46.48	$34.87	$38.80
December 29, 2006	$44.68	$35.43	$41.07
March 30, 2007	$49.05	$36.13	$48.05
June 29, 2007	$60.80	$47.68	$58.64
September 28, 2007	$74.32	$54.08	$71.40
December 31, 2007	$76.99	$58.95	$73.85
March 31, 2008	$76.89	$53.39	$64.23
June 30, 2008	$85.67	$62.74	$83.14
September 30, 2008	$88.24	$54.71	$58.64
December 31, 2008	$57.82	$18.23	$22.89
March 31, 2009	$29.44	$18.43	$21.48
June 30, 2009	$32.43	$20.50	$25.75
September 30, 2009	$30.92	$22.14	$28.70
December 31, 2009	$34.46	$25.54	$27.17
March 31, 2010	$45.31	$27.66	$42.82
June 3, 2010*	$49.66	$34.45	$37.97

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SII

Initial price: $37.97

Protection level: 70.00%

Protection price: $26.58

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.336582

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.28% per annum

Coupon amount monthly: $7.92

FWP-103

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.64%
+ 90%	4.75%		90.64%
+ 80%	4.75%		80.64%
+ 70%	4.75%		70.64%
+ 60%	4.75%		60.64%
+ 50%	4.75%		50.64%
+ 40%	4.75%		40.64%
+ 30%	4.75%		30.64%
+ 20%	4.75%		20.64%
+ 10%	4.75%		10.64%
+ 5%	4.75%		5.64%

0%	4.75%		0.64%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.36%
- 10%	4.75%	-5.25%	-9.36%
- 20%	4.75%	-15.25%	-19.36%
- 30%	4.75%	-25.25%	-29.36%
- 40%	N/A	-35.25%	-39.36%
- 50%	N/A	-45.25%	-49.36%
- 60%	N/A	-55.25%	-59.36%
- 70%	N/A	-65.25%	-69.36%
- 80%	N/A	-75.25%	-79.36%
- 90%	N/A	-85.25%	-89.36%
- 100%	N/A	-95.25%	-99.36%

FWP-104

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2009. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Silver Wheaton is listed on the New York Stock Exchange (symbol: SLW) and the Toronto Stock Exchange (symbol: SLW). In addition, the Company has share purchase warrants that trade on the Toronto Stock Exchange.

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2009.

The linked shares’ SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
March 31, 2010	$17.80	$13.04	$15.68
June 3, 2010*	$21.58	$15.96	$18.73

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $18.73

Protection level: 70.00%

Protection price: $13.11

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.390283

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.92

FWP-105

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	4.75%	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

FWP-106

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) is a global technology company and the inventor and largest supplier of NAND flash storage card products. Flash storage technology allows digital information to be stored in a durable, compact format that retains the data even after the power has been switched off. The Company was incorporated in Delaware in June 1988 under the name SunDisk Corporation and changed its name to SanDisk Corporation in August 1995. Since 2006, the Company has been an S&P 500 company.

The Company designs, develops and manufactures data storage solutions in a variety of form factors using its flash memory, proprietary controller and firmware technologies. The Company’s products include removable cards, embedded products, universal serial bus, or USB drives, digital media players, wafers and components. Most of the Company’s products are manufactured by combining NAND flash memory with a controller chip. The Company purchases the vast majority of its NAND flash memory supply requirements through its flash venture relationships with Toshiba Corporation, which produce and provide the Company with memory wafers.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 28, 2007	$59.75	$47.14	$55.10
December 31, 2007	$55.97	$32.74	$33.17
March 31, 2008	$33.73	$19.84	$22.57
June 30, 2008	$33.17	$18.63	$18.70
September 30, 2008	$23.50	$13.07	$19.55
December 31, 2008	$21.40	$5.07	$9.60
March 31, 2009	$13.46	$7.53	$12.65
June 30, 2009	$16.72	$12.04	$14.69
September 30, 2009	$23.20	$13.02	$21.70
December 31, 2009	$31.17	$19.18	$28.99
March 31, 2010	$36.25	$24.91	$34.63
June 3, 2010*	$47.51	$34.00	$47.07

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $47.07

Protection level: 65.00%

Protection price: $30.60

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.244954

Coupon: 12.10% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.08

FWP-107

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.05%		100.00%
+ 90%	6.05%		90.00%
+ 80%	6.05%		80.00%
+ 70%	6.05%		70.00%
+ 60%	6.05%		60.00%
+ 50%	6.05%		50.00%
+ 40%	6.05%		40.00%
+ 30%	6.05%		30.00%
+ 20%	6.05%		20.00%
+ 10%	6.05%		10.00%
+ 5%	6.05%		5.00%

0%	6.05%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.05%	1.05%	-5.00%
- 10%	6.05%	-3.95%	-10.00%
- 20%	6.05%	-13.95%	-20.00%
- 30%	6.05%	-23.95%	-30.00%
- 40%	N/A	-33.95%	-40.00%
- 50%	N/A	-43.95%	-50.00%
- 60%	N/A	-53.95%	-60.00%
- 70%	N/A	-63.95%	-70.00%
- 80%	N/A	-73.95%	-80.00%
- 90%	N/A	-83.95%	-90.00%
- 100%	N/A	-93.95%	-100.00%

FWP-108

SunPower Corporation

According to publicly available information, SunPower Corporation (the “Company”) is a vertically integrated solar products and services company that designs, manufactures and markets high-performance solar electric power technologies. The Company’s solar cells and solar panels are manufactured using proprietary processes and technologies based on more than 15 years of research and development. The Company’s solar power products are sold through its components and systems business segments.

The SEC file number of the linked share (Class A Common Stock) is 000-51593.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$34.75	$24.30	$33.99
March 31, 2006	$45.09	$29.08	$38.16
June 30, 2006	$42.00	$24.60	$28.02
September 29, 2006	$34.25	$23.76	$27.74
December 29, 2006	$40.00	$26.36	$37.17
March 30, 2007	$48.11	$35.40	$45.50
June 29, 2007	$65.50	$45.87	$63.05
September 28, 2007	$86.92	$59.64	$82.82
December 31, 2007	$164.47	$82.00	$130.39
March 31, 2008	$134.28	$53.22	$74.51
June 30, 2008	$100.00	$70.80	$71.98
September 30, 2008	$107.00	$59.75	$70.93
December 31, 2008	$78.79	$18.51	$37.00
March 31, 2009	$46.30	$19.70	$23.78
June 30, 2009	$32.68	$22.18	$26.64
September 30, 2009	$33.99	$22.11	$29.89
December 31, 2009	$33.97	$20.00	$23.68
March 31, 2010	$26.35	$17.83	$18.90
June 3, 2010*	$19.36	$10.11	$13.13

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPWRA

Initial price: $13.13

Protection level: 65.00%

Protection price: $8.53

Physical delivery amount: 76($1,000/Initial price)

Fractional shares: 0.161462

Coupon: 13.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.00

FWP-109

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.00%
+ 90%	6.60%		90.00%
+ 80%	6.60%		80.00%
+ 70%	6.60%		70.00%
+ 60%	6.60%		60.00%
+ 50%	6.60%		50.00%
+ 40%	6.60%		40.00%
+ 30%	6.60%		30.00%
+ 20%	6.60%		20.00%
+ 10%	6.60%		10.00%
+ 5%	6.60%		5.00%

0%	6.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-5.00%
- 10%	6.60%	-3.40%	-10.00%
- 20%	6.60%	-13.40%	-20.00%
- 30%	6.60%	-23.40%	-30.00%
- 40%	N/A	-33.40%	-40.00%
- 50%	N/A	-43.40%	-50.00%
- 60%	N/A	-53.40%	-60.00%
- 70%	N/A	-63.40%	-70.00%
- 80%	N/A	-73.40%	-80.00%
- 90%	N/A	-83.40%	-90.00%
- 100%	N/A	-93.40%	-100.00%

FWP-110

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. (the “Company”) is an integrated energy company, with corporate headquarters in Calgary, Alberta, Canada. The Company is strategically focused on developing one of the world’s largest petroleum resource basins – Canada’s Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transport and refine crude oil and market petroleum and petrochemical products. Periodically, the Company also markets third-party petroleum products. The Company also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments based on the commodities the Company produces.

In 2009, the Company produced approximately 264,700 boe per day, comprised of 228,000 barrels per day (bpd) of crude oil from our oil sands operations, and 220 million cubic feet equivalent per day (mmcfe/d) of natural gas and liquids from our natural gas business.

The linked share’s SEC file number is 001-12384.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.04	$11.28	$12.81
September 30, 2004	$16.32	$12.46	$16.01
December 31, 2004	$18.08	$15.58	$17.70
March 31, 2005	$20.85	$15.67	$20.11
June 30, 2005	$24.48	$17.69	$23.66
September 30, 2005	$31.25	$23.70	$30.27
December 30, 2005	$33.00	$24.06	$31.57
March 31, 2006	$41.08	$32.00	$38.51
June 30, 2006	$44.93	$33.68	$40.51
September 29, 2006	$43.39	$31.89	$36.03
December 29, 2006	$41.04	$32.03	$39.46
March 30, 2007	$38.90	$33.89	$38.18
June 29, 2007	$46.76	$37.86	$44.96
September 28, 2007	$50.06	$41.19	$47.41
December 31, 2007	$58.99	$45.70	$54.37
March 31, 2008	$56.73	$39.67	$48.18
June 30, 2008	$74.28	$46.32	$58.12
September 30, 2008	$61.99	$38.00	$42.14
December 31, 2008	$40.49	$14.52	$19.50
March 31, 2009	$27.77	$16.95	$22.21
June 30, 2009	$36.92	$21.61	$30.34
September 30, 2009	$37.30	$25.52	$34.56
December 31, 2009	$39.61	$31.84	$35.31
March 31, 2010	$38.22	$28.05	$32.54
June 3, 2010*	$35.71	$27.65	$31.95

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SU

Initial price: $31.95

Protection level: 80.00%

Protection price: $25.56

Physical delivery amount: 31($1,000/Initial price)

Fractional shares: 0.298905

Coupon: 9.50% per annum

Maturity: December 30, 2010

Dividend yield: 1.24% per annum

Coupon amount monthly: $7.92

FWP-111

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.62%
+ 90%	4.75%		90.62%
+ 80%	4.75%		80.62%
+ 70%	4.75%		70.62%
+ 60%	4.75%		60.62%
+ 50%	4.75%		50.62%
+ 40%	4.75%		40.62%
+ 30%	4.75%		30.62%
+ 20%	4.75%		20.62%
+ 10%	4.75%		10.62%
+ 5%	4.75%		5.62%

0%	4.75%		0.62%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.38%
- 10%	4.75%	-5.25%	-9.38%
- 20%	4.75%	-15.25%	-19.38%
- 30%	N/A	-25.25%	-29.38%
- 40%	N/A	-35.25%	-39.38%
- 50%	N/A	-45.25%	-49.38%
- 60%	N/A	-55.25%	-59.38%
- 70%	N/A	-65.25%	-69.38%
- 80%	N/A	-75.25%	-79.38%
- 90%	N/A	-85.25%	-89.38%
- 100%	N/A	-95.25%	-99.38%

FWP-112

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 30, 2008	$49.44	$31.68	$35.58
December 31, 2008	$44.19	$21.30	$43.46
March 31, 2009	$47.39	$25.79	$26.48
June 30, 2009	$32.73	$22.62	$23.20
September 30, 2009	$29.73	$21.45	$28.45
December 31, 2009	$34.49	$25.06	$26.10
March 31, 2010	$30.97	$24.65	$29.71
June 3, 2010*	$33.00	$26.93	$30.54

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $30.54

Protection level: 80.00%

Protection price: $24.43

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.743942

Coupon: 10.20% per annum

Maturity: December 30, 2010

Dividend yield: 3.09% per annum

Coupon amount monthly: $8.50

FWP-113

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		101.55%
+ 90%	5.10%		91.55%
+ 80%	5.10%		81.55%
+ 70%	5.10%		71.55%
+ 60%	5.10%		61.55%
+ 50%	5.10%		51.55%
+ 40%	5.10%		41.55%
+ 30%	5.10%		31.55%
+ 20%	5.10%		21.55%
+ 10%	5.10%		11.55%
+ 5%	5.10%		6.55%

0%	5.10%		1.55%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-3.45%
- 10%	5.10%	-4.90%	-8.45%
- 20%	5.10%	-14.90%	-18.45%
- 30%	N/A	-24.90%	-28.45%
- 40%	N/A	-34.90%	-38.45%
- 50%	N/A	-44.90%	-48.45%
- 60%	N/A	-54.90%	-58.45%
- 70%	N/A	-64.90%	-68.45%
- 80%	N/A	-74.90%	-78.45%
- 90%	N/A	-84.90%	-88.45%
- 100%	N/A	-94.90%	-98.45%

FWP-114

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 01-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
March 31, 2008	$26.78	$13.29	$15.05
June 30, 2008	$19.65	$13.33	$13.99
September 30, 2008	$14.90	$9.80	$11.34
December 31, 2008	$11.29	$5.31	$8.81
March 31, 2009	$9.78	$4.04	$5.47
June 30, 2009	$11.52	$5.25	$9.19
September 30, 2009	$10.63	$7.34	$9.59
December 31, 2009	$13.18	$8.39	$12.52
March 31, 2010	$17.25	$10.55	$16.59
June 3, 2010*	$18.22	$13.80	$17.92

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $17.92

Protection level: 65.00%

Protection price: $11.65

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.803571

Coupon: 10.20% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.50

FWP-115

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.10%		100.00%
+ 90%	5.10%		90.00%
+ 80%	5.10%		80.00%
+ 70%	5.10%		70.00%
+ 60%	5.10%		60.00%
+ 50%	5.10%		50.00%
+ 40%	5.10%		40.00%
+ 30%	5.10%		30.00%
+ 20%	5.10%		20.00%
+ 10%	5.10%		10.00%
+ 5%	5.10%		5.00%

0%	5.10%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.10%	0.10%	-5.00%
- 10%	5.10%	-4.90%	-10.00%
- 20%	5.10%	-14.90%	-20.00%
- 30%	5.10%	-24.90%	-30.00%
- 40%	N/A	-34.90%	-40.00%
- 50%	N/A	-44.90%	-50.00%
- 60%	N/A	-54.90%	-60.00%
- 70%	N/A	-64.90%	-70.00%
- 80%	N/A	-74.90%	-80.00%
- 90%	N/A	-84.90%	-90.00%
- 100%	N/A	-94.90%	-100.00%

FWP-116

Textron Inc.

According to publicly available information, Textron Inc. (the “Company”) is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services around the world. The Company was founded in 1923 and, as of December 31, 2009, has 32,000 employees worldwide. The Company conducts its business through five operating segments: Cessna (general aviation company), Bell (supplier of helicopters, tiltrotor aircraft and related spareparts and services), Textron Systems (supplier to the defense, aerospace and general aviation markets), and Industrial, which represents its manufacturing businesses, and Finance, which represents its finance business.

The linked share’s SEC file number is 001-5480.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$30.11	$25.97	$29.68
September 30, 2004	$33.06	$28.58	$32.14
December 31, 2004	$37.46	$31.09	$36.90
March 31, 2005	$40.36	$34.23	$37.31
June 30, 2005	$39.32	$34.80	$37.93
September 30, 2005	$39.50	$32.60	$35.86
December 30, 2005	$40.00	$34.41	$38.49
March 31, 2006	$47.50	$37.76	$46.70
June 30, 2006	$49.47	$41.12	$46.09
September 29, 2006	$46.82	$40.23	$43.75
December 29, 2006	$49.25	$43.22	$46.89
March 30, 2007	$49.40	$43.60	$44.90
June 29, 2007	$57.08	$44.86	$55.06
September 28, 2007	$63.36	$48.61	$62.21
December 31, 2007	$74.40	$61.96	$71.30
March 31, 2008	$69.48	$47.85	$55.42
June 30, 2008	$64.78	$47.03	$47.93
September 30, 2008	$49.74	$26.46	$29.28
December 31, 2008	$29.16	$10.28	$13.87
March 31, 2009	$16.52	$3.57	$5.74
June 30, 2009	$14.37	$5.42	$9.66
September 30, 2009	$20.98	$8.52	$18.98
December 31, 2009	$21.00	$17.39	$18.81
March 31, 2010	$23.46	$17.96	$21.23
June 3, 2010*	$25.30	$18.89	$20.65

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TXT

Initial price: $20.65

Protection level: 65.00%

Protection price: $13.42

Physical delivery amount: 48($1,000/Initial price)

Fractional shares: 0.426150

Coupon: 10.10% per annum

Maturity: December 30, 2010

Dividend yield: 0.42% per annum

Coupon amount monthly: $8.42

FWP-117

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.05%		100.21%
+ 90%	5.05%		90.21%
+ 80%	5.05%		80.21%
+ 70%	5.05%		70.21%
+ 60%	5.05%		60.21%
+ 50%	5.05%		50.21%
+ 40%	5.05%		40.21%
+ 30%	5.05%		30.21%
+ 20%	5.05%		20.21%
+ 10%	5.05%		10.21%
+ 5%	5.05%		5.21%

0%	5.05%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.05%	0.05%	-4.79%
- 10%	5.05%	-4.95%	-9.79%
- 20%	5.05%	-14.95%	-19.79%
- 30%	5.05%	-24.95%	-29.79%
- 40%	N/A	-34.95%	-39.79%
- 50%	N/A	-44.95%	-49.79%
- 60%	N/A	-54.95%	-59.79%
- 70%	N/A	-64.95%	-69.79%
- 80%	N/A	-74.95%	-79.79%
- 90%	N/A	-84.95%	-89.79%
- 100%	N/A	-94.95%	-99.79%

FWP-118

USG Corporation

According to publicly available information, USG Corporation (the “Company”), through its subsidiaries, is a leading manufacturer and distributor of building materials. The Company produces a wide range of products for use in new residential, new nonresidential, and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. The Company’s operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings. As of December 31, 2009, the Company’s net sales of each accounted for approximately 47%, 35% and 18%, respectively.

The linked share’s SEC file number is 001-08864.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$14.59	$9.52	$13.61
September 30, 2004	$15.37	$12.55	$14.11
December 31, 2004	$32.21	$14.12	$31.18
March 31, 2005	$31.67	$20.79	$25.67
June 30, 2005	$38.46	$23.30	$32.91
September 30, 2005	$54.97	$31.41	$53.21
December 30, 2005	$53.79	$43.67	$50.33
March 31, 2006	$76.66	$49.59	$73.52
June 30, 2006	$94.22	$50.58	$56.47
September 29, 2006	$57.45	$43.68	$47.04
December 29, 2006	$58.49	$46.00	$54.80
March 30, 2007	$58.74	$46.22	$46.68
June 29, 2007	$52.75	$45.43	$49.04
September 28, 2007	$50.11	$35.42	$37.55
December 31, 2007	$40.50	$34.70	$35.79
March 31, 2008	$38.38	$29.80	$36.82
June 30, 2008	$40.25	$29.48	$29.57
September 30, 2008	$32.93	$23.12	$25.60
December 31, 2008	$26.28	$5.50	$8.04
March 31, 2009	$12.47	$4.17	$7.61
June 30, 2009	$17.88	$7.17	$10.07
September 30, 2009	$19.88	$8.71	$17.18
December 31, 2009	$17.93	$12.45	$14.05
March 31, 2010	$17.63	$11.21	$17.16
June 3, 2010*	$25.59	$15.78	$17.66

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USG

Initial price: $17.66

Protection level: 65.00%

Protection price: $11.48

Physical delivery amount: 56($1,000/Initial price)

Fractional shares: 0.625142

Coupon: 14.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.67

FWP-119

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	7.00%	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

FWP-120

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
March 31, 2010	$37.05	$26.89	$36.15
June 3, 2010*	$43.18	$35.70	$39.82

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $39.82

Protection level: 80.00%

Protection price: $31.86

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.113009

Coupon: 10.00% per annum

Maturity: December 30, 2010

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.33

FWP-121

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

FWP-122

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, metallurgical coke and other related products. The Company’s primary business, the mining and exporting of hard coking coal for the steel industry, is included in its Underground Mining segment. In 2009, the mining segment produced 6.1 million tons of high quality metallurgical coal. On April 17, 2009, the Company completed the spin-off of its Financing business and the merger of that business with Hanover Capital Mortgage Holdings, Inc. to create Walter Investment Management Corp., which operates as a publicly traded real estate investment trust.

As of December 31, 2009, the Company and its subsidiaries employed approximately 2,100 people, of whom approximately 1,300 were hourly workers and 800 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.06	$5.82	$6.87
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
June 3, 2010*	$99.40	$64.82	$72.17

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $72.17

Protection level: 65.00%

Protection price: $46.91

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.856173

Coupon: 12.70% per annum

Maturity: December 30, 2010

Dividend yield: 0.63% per annum

Coupon amount monthly: $10.58

FWP-123

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.35%		100.32%
+ 90%	6.35%		90.32%
+ 80%	6.35%		80.32%
+ 70%	6.35%		70.32%
+ 60%	6.35%		60.32%
+ 50%	6.35%		50.32%
+ 40%	6.35%		40.32%
+ 30%	6.35%		30.32%
+ 20%	6.35%		20.32%
+ 10%	6.35%		10.32%
+ 5%	6.35%		5.32%

0%	6.35%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.35%	1.35%	-4.68%
- 10%	6.35%	-3.65%	-9.68%
- 20%	6.35%	-13.65%	-19.68%
- 30%	6.35%	-23.65%	-29.68%
- 40%	N/A	-33.65%	-39.68%
- 50%	N/A	-43.65%	-49.68%
- 60%	N/A	-53.65%	-59.68%
- 70%	N/A	-63.65%	-69.68%
- 80%	N/A	-73.65%	-79.68%
- 90%	N/A	-83.65%	-89.68%
- 100%	N/A	-93.65%	-99.68%

FWP-124

Williams-Sonoma, Inc.

According to publicly available information, Williams-Sonoma, Inc. (the “Company”) is a specialty retailer of products for the home. The retail segment of the Company’s business sells its products through its six retail store concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Hold Everything, West Elm and Williams-Sonoma Home). The direct-to-customer segment of its business sells similar products through its eight direct-mail catalogs (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Hold Everything, West Elm and Williams-Sonoma Home) and six e-commerce websites (williams-sonoma.com, potterybarn.com, potterybarnkids.com, pbteen.com, westelm.com and holdeverything.com). As of January 31, 2010, the Company operated 610 stores in 44 states, Washington, D.C., Canada and Puerto Rico.

The Company was founded in 1956 by Charles E. Williams, currently a Director Emeritus, with the opening of its first store in Sonoma, California.

The linked share’s SEC file number is 001-14077.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$34.60	$28.48	$32.96
September 30, 2004	$37.76	$29.45	$37.55
December 31, 2004	$41.72	$34.74	$35.04
March 31, 2005	$37.49	$33.15	$36.75
June 30, 2005	$41.68	$32.75	$39.57
September 30, 2005	$45.03	$36.10	$38.35
December 30, 2005	$45.05	$35.43	$43.15
March 31, 2006	$45.14	$38.10	$42.40
June 30, 2006	$44.43	$33.49	$34.05
September 29, 2006	$35.00	$28.29	$32.39
December 29, 2006	$35.66	$30.11	$31.44
March 30, 2007	$36.32	$30.43	$35.46
June 29, 2007	$36.94	$31.42	$31.58
September 28, 2007	$36.24	$28.43	$32.62
December 31, 2007	$33.69	$25.46	$25.90
March 31, 2008	$27.60	$19.30	$24.24
June 30, 2008	$28.19	$19.81	$19.84
September 30, 2008	$21.49	$15.23	$16.18
December 31, 2008	$16.28	$4.35	$7.86
March 31, 2009	$12.36	$6.58	$10.08
June 30, 2009	$14.87	$9.79	$11.87
September 30, 2009	$20.59	$10.37	$20.23
December 31, 2009	$22.49	$18.42	$20.78
March 31, 2010	$27.92	$18.43	$26.29
June 3, 2010*	$31.69	$26.40	$28.80

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WSM

Initial price: $28.80

Protection level: 65.00%

Protection price: $18.72

Physical delivery amount: 34($1,000/Initial price)

Fractional shares: 0.722222

Coupon: 9.00% per annum

Maturity: December 30, 2010

Dividend yield: 1.80% per annum

Coupon amount monthly: $7.50

FWP-125

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.90%
+ 90%	4.50%		90.90%
+ 80%	4.50%		80.90%
+ 70%	4.50%		70.90%
+ 60%	4.50%		60.90%
+ 50%	4.50%		50.90%
+ 40%	4.50%		40.90%
+ 30%	4.50%		30.90%
+ 20%	4.50%		20.90%
+ 10%	4.50%		10.90%
+ 5%	4.50%		5.90%

0%	4.50%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.10%
- 10%	4.50%	-5.50%	-9.10%
- 20%	4.50%	-15.50%	-19.10%
- 30%	4.50%	-25.50%	-29.10%
- 40%	N/A	-35.50%	-39.10%
- 50%	N/A	-45.50%	-49.10%
- 60%	N/A	-55.50%	-59.10%
- 70%	N/A	-65.50%	-69.10%
- 80%	N/A	-75.50%	-79.10%
- 90%	N/A	-85.50%	-89.10%
- 100%	N/A	-95.50%	-99.10%

FWP-126

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) was formed in June 2002 and is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts – Wynn Las Vegas in Las Vegas, Nevada and Wynn Macau, located in the Macau Special Administrative Region of the People’s Republic of China. Wynn Las Vegas opened on April 28, 2005 and offers accommodations, amenities and service with 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for its premium guests. Encore at Wynn Las Vegas opened on December 22, 2008 and is a resort located adjacent to and is connected with Wynn Las Vegas and features a 2,034 all-suite hotel as well as an approximately 76,000 sq foot casino. Wynn Macau opened on September 6, 2006 and currently features approximately 600 hotel rooms and suites.

As of December 31, 2009, the Company had a total of approximately 18,900 employees (including approximately 6,400 in Macau).

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 31, 2010	$77.95	$59.70	$75.83
June 3, 2010*	$93.99	$71.00	$84.16

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $84.16

Protection level: 65.00%

Protection price: $54.70

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.882129

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 5.34% per annum

Coupon amount monthly: $8.58

FWP-127

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.15%		102.67%
+ 90%	5.15%		92.67%
+ 80%	5.15%		82.67%
+ 70%	5.15%		72.67%
+ 60%	5.15%		62.67%
+ 50%	5.15%		52.67%
+ 40%	5.15%		42.67%
+ 30%	5.15%		32.67%
+ 20%	5.15%		22.67%
+ 10%	5.15%		12.67%
+ 5%	5.15%		7.67%

0%	5.15%		2.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.15%	0.15%	-2.33%
- 10%	5.15%	-4.85%	-7.33%
- 20%	5.15%	-14.85%	-17.33%
- 30%	5.15%	-24.85%	-27.33%
- 40%	N/A	-34.85%	-37.33%
- 50%	N/A	-44.85%	-47.33%
- 60%	N/A	-54.85%	-57.33%
- 70%	N/A	-64.85%	-67.33%
- 80%	N/A	-74.85%	-77.33%
- 90%	N/A	-84.85%	-87.33%
- 100%	N/A	-94.85%	-97.33%

FWP-128

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2009, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
June 3, 2010*	$70.95	$43.65	$45.28

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $45.28

Protection level: 65.00%

Protection price: $29.43

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.084806

Coupon: 10.30% per annum

Maturity: December 30, 2010

Dividend yield: 0.48% per annum

Coupon amount monthly: $8.58

FWP-129

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.150%		100.24%
+ 90%	5.150%		90.24%
+ 80%	5.150%		80.24%
+ 70%	5.150%		70.24%
+ 60%	5.150%		60.24%
+ 50%	5.150%		50.24%
+ 40%	5.150%		40.24%
+ 30%	5.150%		30.24%
+ 20%	5.150%		20.24%
+ 10%	5.150%		10.24%
+ 5%	5.150%		5.24%

0%	5.150%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.150%	0.15%	-4.76%
- 10%	5.150%	-4.85%	-9.76%
- 20%	5.150%	-14.85%	-19.76%
- 30%	5.150%	-24.85%	-29.76%
- 40%	N/A	-34.85%	-39.76%
- 50%	N/A	-44.85%	-49.76%
- 60%	N/A	-54.85%	-59.76%
- 70%	N/A	-64.85%	-69.76%
- 80%	N/A	-74.85%	-79.76%
- 90%	N/A	-84.85%	-89.76%
- 100%	N/A	-94.85%	-99.76%

FWP-130

Zions Bancorporation

According to publicly available information, Zions Bancorporation (the “Company”) is a financial holding company which owns and operates eight commercial banks with a total of 491 domestic branches as of December 31, 2009. The Company provides a full range of banking and related services through its banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

The Company focuses on providing community banking services by continuously strengthening its core business lines of 1) small, medium-sized business and corporate banking; 2) commercial and residential development, construction and term lending; 3) retail banking; 4) treasury cash management and related products and services; 5) residential mortgage; 6) trust and wealth management; and 7) investment activities. It operates eight different banks in ten Western and Southwestern states with each bank operating under a different name and each having its own board of directors, chief executive officer, and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services. They also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit, and 24-hour Automated Teller Machine (“ATM”) access. In addition, certain banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a subsidiary, Contango Capital Advisors, Inc. (“Contango”), and online brokerage services through Zions Direct.

In addition to these core businesses, the Company has built specialized lines of business in capital markets, public finance, and certain financial technologies, and is also a leader in Small Business Administration (“SBA”) lending. Through its eight banking subsidiaries, the Company provides SBA 7(a) loans to small businesses throughout the United States and is also one of the largest providers of SBA 504 financing in the nation. The Company owns an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and is one of the nation’s top originators of secondary market agricultural real estate mortgage loans through Farmer Mac. The Company is a leader in municipal finance advisory and underwriting services. The Company also controls four venture capital funds that provide early-stage capital primarily for start-up companies located in the Western United States. Finally, the Company’s NetDeposit subsidiary is a leader in the provision of check imaging and clearing software.

The linked share’s SEC file number is 001-12307.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$62.04	$54.09	$61.45
September 30, 2004	$64.38	$58.41	$61.04
December 31, 2004	$69.29	$59.54	$68.03
March 31, 2005	$70.45	$63.33	$69.02
June 30, 2005	$75.17	$66.25	$73.53
September 30, 2005	$74.00	$68.46	$71.21
December 30, 2005	$77.67	$66.68	$75.56
March 31, 2006	$85.25	$75.13	$82.73
June 30, 2006	$84.18	$76.28	$77.94
September 29, 2006	$84.09	$75.25	$79.81
December 29, 2006	$83.15	$77.37	$82.44
March 30, 2007	$88.56	$81.18	$84.52
June 29, 2007	$86.00	$76.60	$76.91
September 28, 2007	$81.43	$67.51	$68.67
December 31, 2007	$73.00	$45.71	$46.69
March 31, 2008	$57.05	$39.31	$45.55
June 30, 2008	$51.10	$29.47	$31.49
September 30, 2008	$107.59	$17.54	$38.70
December 31, 2008	$47.94	$21.07	$24.51
March 31, 2009	$25.52	$5.90	$9.83
June 30, 2009	$20.96	$8.88	$11.56
September 30, 2009	$20.36	$10.25	$17.97
December 31, 2009	$19.03	$12.50	$12.83
March 31, 2010	$23.85	$12.88	$21.82
June 3, 2010*	$30.20	$21.61	$23.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending June 3, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ZION

Initial price: $23.57

Protection level: 65.00%

Protection price: $15.32

Physical delivery amount: 42($1,000/Initial price)

Fractional shares: 0.426814

Coupon: 11.80% per annum

Maturity: December 30, 2010

Dividend yield: 0.18% per annum

Coupon amount monthly: $9.83

FWP-131

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.90%		100.09%
+ 90%	5.90%		90.09%
+ 80%	5.90%		80.09%
+ 70%	5.90%		70.09%
+ 60%	5.90%		60.09%
+ 50%	5.90%		50.09%
+ 40%	5.90%		40.09%
+ 30%	5.90%		30.09%
+ 20%	5.90%		20.09%
+ 10%	5.90%		10.09%
+ 5%	5.90%		5.09%

0%	5.90%		0.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.90%	0.90%	-4.91%
- 10%	5.90%	-4.10%	-9.91%
- 20%	5.90%	-14.10%	-19.91%
- 30%	5.90%	-24.10%	-29.91%
- 40%	N/A	-34.10%	-39.91%
- 50%	N/A	-44.10%	-49.91%
- 60%	N/A	-54.10%	-59.91%
- 70%	N/A	-64.10%	-69.91%
- 80%	N/A	-74.10%	-79.91%
- 90%	N/A	-84.10%	-89.91%
- 100%	N/A	-94.10%	-99.91%

FWP-132